AMENDED AND RESTATED GLOBAL CUSTODY AND
FUND ACCOUNTING AGREEMENT

BETWEEN

JPMORGAN TRUST I ON BEHALF OF EACH OF THE FUNDS LISTED ON
SCHEDULE A,

JPMORGAN FUNDS MANAGEMENT, INC.

AND

JPMORGAN CHASE BANK, N.A.

GLOBAL CUSTODY AND FUND ACCOUNTING AGREEMENT
TABLE OF CONTENTS

1. INTENTION OF THE PARTIES; DEFINITIONS		1
1.1	Intention of the Parties	1
1.2	Definitions	1

2. WHAT BANK IS REQUIRED TO DO		4
2.1	Set Up Accounts	4
2.2	Cash Account.	5
2.3	Segregation of Assets; Nominee Name	5
2.4	Settlement of Trades	6
2.5	Contractual Settlement Date Accounting	6
2.6	Actual Settlement Date Accounting	7
2.7	Income Collection (Autocredit	7
2.8	Certain Ministerial Acts	7
2.9	Corporate Actions	7
2.10	Class Action Litigation	8
2.11	Proxies	8
2.12	Statements and Information Available On-Line and Other Reports	10
2.13	Access to Bank’s Records	10
2.14	Maintenance of Financial Assets at Subcustodian Locations	11
2.15	Tax Relief Services	11
2.16	Fund Accounting Services	11
2.17	Global Derivatives Services	11
2.18.	Compliance with Securities and Exchange Commission rule 17f-5	11
2.19	Compliance with SEC Rule 17f-7	13
2.20	Notifications	14

3. INSTRUCTIONS		14
3.1	Acting on Instructions; Unclear Instructions	14
3.2	Verification and Security Procedures	14
3.3	Instructions; Contrary to Law/Market Practice	15
3.4	Cut-off Times	15
3.5	Electronic Access	15

4. FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK		15
4.1	Fees and Expenses	15
4.2	Overdrafts	16

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4.3	Bank’s Right Over Securities; Set-off	16

5. SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS		18
5.1	Appointment of Subcustodians; Use of Securities Depositories	18
5.2	Liability for Subcustodians	20
5.3	Use of Agents	20

6. ADDITIONAL PROVISIONS RELATING TO CUSTOMER		21
6.1	Representations of Customer, JPMFM and Bank	21
6.2	Customer to Provide Certain Information to Bank	21
6.3	Customer is Liable to Bank Even if it is Acting for Another Person	21

7. WHEN BANK IS LIABLE TO CUSTOMER		22
7.1	Standard of Care; Liability	22
7.2	Force Majeure	23
7.3	Bank May Consult With Counsel	23
7.4	Bank Provides Diverse Financial Services and May Generate Profits as a Result	23

8. TAXATION		24
8.1	Tax Obligations	24
8.2	Tax Relief Services	24

9. TERMINATION		25

10. MISCELLANEOUS		25
10.1	Notices	25
10.2	Successors and Assigns	26
10.3	Interpretation	26
10.4	Entire Agreement	26
10.5	Information Concerning Deposits at Bank’s London Branch	26
10.6	Insurance	27
10.7	Governing Law and Jurisdiction	27
10.8	Severability; Waiver; and Survival	27
10.9	Counterparts	28
10.10	Security Holding Disclosure	28
10.11	USA Patriot Act Disclosure	28
10.12	Confidentiality	28
10.13	No Third Party Beneficiaries	29

SCHEDULE A		30

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GLOBAL CUSTODY AND FUND ACCOUNTING AGREEMENT

          This Amended and Restated Agreement dated as of September 1, 2010 is between JPMORGAN CHASE BANK, N.A. (“Bank”), with a place of business at 270 Park Avenue, New York, New York; JPMORGAN FUNDS MANAGEMENT, INC. (“JPMFM”) with a place of business at 1111 Polaris Parkway, Suite 2-J, Columbus, Ohio 43240 and JPMORGAN TRUST I (“JPMTI”) which is acting on behalf of each of the portfolios listed under its name on Schedule A (each, a “Fund”), with a place of business at 245 Park Avenue, New York, NY 10167. For purposes of this Agreement, each individual Fund is considered a separate “Customer.”

          WHEREAS, Bank, JPMFM and each Customer entered into a Global Custody and Fund Accounting Agreement (the “Original Agreement”);

          WHEREAS, Bank, JPMFM and each Customer have entered into various amendments and addenda to the Original Agreement (collectively, the “Amendments”);

          WHEREAS, Bank, JPMFM and Customer now wish to consolidate the Original Agreement and the Amendments by entering into this Agreement; and

          NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Original Agreement as follows:

          This Agreement relates only to custody and fund accounting services for the Funds listed on Schedule A and does not replace the current agreements covering custody and fund accounting services for any other series of JPMTI.

1. INTENTION OF THE PARTIES; DEFINITIONS

1.1	Intention of the Parties.

          (a) This Agreement sets out the terms governing custodial, settlement and certain other associated services offered by Bank to Customer. Bank will be responsible for the performance of only those Securities custody duties that are set forth in this Agreement. Customer acknowledges that Bank is not providing any legal, tax or investment advice in connection with the services hereunder. In connection with JPMFM’s obligation as administrator to the Customer under the Administration Agreement between JPMFM and Customer, JPMFM agrees to perform its obligations for payment of fees hereunder.

          (b) Investing in foreign markets may be a risky enterprise. The holding of Financial Assets and cash in foreign jurisdictions may involve risks of loss or other special considerations. Bank will not be liable for any loss that results from the general risks of investing or Country Risk.

1.2	Definitions.

          (a) As used herein, the following terms have the meaning hereinafter stated.

          “Account” has the meaning set forth in Section 2.1 of this Agreement.

          “Affiliate” means an entity controlling, controlled by, or under common control with, Bank.

          “Affiliated Subcustodian” means a Subcustodian that is an Affiliate.

          “Applicable Laws” means the applicable laws in force in the United States, including the Investment Company Act of 1940 (“1940 Act”), as amended; the Investment Advisers Act of 1940, as amended; the Securities Act of 1933, as amended (“1933 Act”) and the Securities Exchange Act of 1934, as amended, (“1934 Act”) as well as any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgment order, formal interpretation or ruling issued by a court or governmental entity.

          “Authorized Person” means any person who has been designated by written notice from Customer (or by any agent designated by Customer, including, without limitation, an investment manager) to act on behalf of Customer hereunder. Such persons will continue to be Authorized Persons until such time as Bank receives Instructions from Customer (or its agent) that any such person is no longer an Authorized Person.

          “Bank Indemnitees” means Bank, its Subcustodians, and their respective nominees, directors, officers, employees and agents.

          “Bank’s London Branch” means the London branch office of JPMorgan Chase Bank, N.A..

          “Business Day” means a day on which the Bank is generally open for business.

          “Cash Account” has the meaning set forth in Section 2.1(a)(ii).

          “Confidential Information” means and includes all non public information concerning the Customer or the Accounts which Bank receives in the course of providing services under this Agreement. Nevertheless, the term Confidential Information shall not include information which is or becomes available to the general public by means other than Bank’s breach of the terms of this Agreement or information that Bank obtains on a non-confidential basis from a person who is not known to be subject to any obligation of confidentiality to any person with respect to that information.

          “Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in the Securities Account that require discretionary action by the holder, but does not include proxy solicitations.

          “Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country’s financial infrastructure, including prevailing custody and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

          “Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

          “Financial Asset” means a Security and refers, as the context requires, either to the asset itself or to the means by which a person’s claim to it is evidenced, including a Security, a security certificate, or a Securities Entitlement. “Financial Asset” does not include cash.

          “Instructions” means any instructions that have been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, which Bank believes in good faith to have been given by an Authorized Person..

          “Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

          “Overdraft” means any Liabilities that result in the Transfer Accounts being overdrawn.

          “Securities” means stocks, bonds, rights, warrants and other negotiable and non-negotiable instruments, whether issued in certificated or uncertificated form, that are commonly traded or dealt in on securities exchanges or financial markets. “Securities” also means other obligations of an issuer, or shares, participations and interests in an issuer recognized in the country in which it is issued or dealt in as a medium for investment and any other property as may be acceptable to Bank for the Securities Account.

          “Securities Account” means each Securities custody account on Bank’s records to which Financial Assets are or may be credited pursuant hereto.

          “Securities Depository” has the meaning set forth in Section 5.1 of this Agreement.

          “Securities Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

          “Securities Intermediary” means Bank, a Subcustodian, a Securities Depository, and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

          “Security Procedure” means security procedures to be followed by Customer upon the issuance of an Instruction and/or by Bank upon the receipt of an Instruction, so as to enable Bank to verify that such Instruction is authorized, as set forth in service level documentation in effect from time to time between the parties with respect to the services set forth in this Agreement, or as otherwise agreed in writing by the parties. A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption and telephone call backs. Customer acknowledges that Security Procedures are designed to verify the authenticity of, and not detect errors in, Instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of Customer through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorized Instruction.

          “Services” means the Custody and Fund Accounting Services provided under the Agreement.

          “Subcustodian” has the meaning set forth in Section 5.1 and includes Affiliated Subcustodians.

          “Transfer Agent” means Boston Financial Data Services Inc. or any successor transfer agent appointed by the Customer.

          “Transfer Accounts” means the clearing account(s) listed on Schedule B hereto used to concentrate cash for the Customers so that monies transferring into and out of such clearing account(s) can be made as a single net payment or receipt by the Bank.

          “Transfer Account Liabilities” means with respect to a given Customer that portion of any Overdraft, obligation or other Liabilities arising under any of the Transfer Accounts that are attributable to transactions relating to that Customer, including purchases and redemptions of shares of that Customer.

           (b) All terms in the singular will have the same meaning in the plural unless the context otherwise provides and visa versa.

2. WHAT BANK IS REQUIRED TO DO

2.1	Set Up Accounts.

          (a) Bank will establish and maintain the following accounts (“Accounts”):

(i)

a Securities Account in the name of Customer for Financial Assets, which may be received by or on behalf of Bank or its Subcustodian for the account of Customer, including as an Entitlement Holder; and

(ii)	an account in the name of Customer (“Cash Account”) for any and all cash in any currency received by or on behalf of Bank for the account of Customer.

          Notwithstanding paragraph (ii), cash held in respect of those markets where Customer is required to have a cash account in its own name held directly with the relevant Subcustodian or a Securities Depository will be held in that manner and will not be part of the Cash Account.

          (b) At the request of Customer, additional Accounts may be opened in the future, which will be subject to the terms of this Agreement.

2.2	Cash Account.

          Except as otherwise provided in Instructions acceptable to Bank, all cash held in the Cash Account will be deposited during the period it is credited to the Accounts in one or more deposit accounts at Bank or at Bank’s London Branch. Any cash so deposited with Bank’s London Branch will be payable exclusively by Bank’s London Branch in the applicable currency, subject to compliance with Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.

2.3	Segregation of Assets; Nominee Name.

          (a) Bank will identify in its records that Financial Assets credited to Customer’s Securities Account belong to Customer (except as otherwise may be agreed by Bank and Customer).

          (b) To the extent permitted by Applicable Law or market practice, Bank will require each Subcustodian to identify in its own records that Financial Assets held at such Subcustodian by Bank on behalf of its customers belong to customers of Bank, such that it is readily apparent that the Financial Assets do not belong to Bank or the Subcustodian.

          (c) Bank is authorized, in its discretion,

(i)	to hold in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to Bank or its Subcustodian in bearer form;

(ii)	to hold Securities in or deposit Securities with any Securities Depository, settlement system or dematerialized book entry or similar systems; and

(iii)	to register in the name of Customer, Bank, a Subcustodian, a Securities Depository, or their respective nominees, such Financial Assets as are customarily held in registered form.

          (d) Bank is authorized, when directed to do so by Customer, to hold Financial Assets at third parties and to register Financial Assets in broker “street name” or in the name of other third parties (or their nominees). Notwithstanding Section 7.1, Bank shall have no liability for any loss of Financial Assets or other damages resulting from holding or registering Financial Assets as so directed by Customer.

Customer authorizes Bank or its Subcustodian to hold Financial Assets in omnibus accounts and will accept delivery of Financial Assets of the same class and denomination as those with Bank or its Subcustodian.

          (e) In the event that Customer requests the opening of any additional Account for the purpose of holding collateral pledged by Customer to a securities exchange, clearing corporation or other central counterparty (a “Counterparty”) to secure trading activity by Customer, or the pledge to a Counterparty of cash or individual Securities held in an Account, that Account (or the pledged cash or Securities)j shall be subject to the collateral arrangements in effect between the Bank and the Counterparty in addition to the terms of this Agreement to the extent applicable.

2.4	Settlement of Trades.

          When Bank receives an Instruction directing settlement of a transaction in Financial Assets that includes all information required by Bank, Bank will use reasonable care to effect such settlement as instructed. Settlement of transactions in Financial Assets will be conducted in accordance with prevailing standards of the market in which the transaction occurs. Without limiting the generality of the foregoing, the risk of loss will be Customer’s whenever Bank delivers Financial Assets or payment in accordance with applicable market practice in advance of receipt or settlement of the expected consideration. In the case of the failure of Customer’s counterparty (or other appropriate party) to deliver the expected consideration as agreed, Bank will contact the counterparty to seek settlement, but Bank will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding, or take any similar action.

2.5	Contractual Settlement Date Accounting.

          (a) Bank will effect book entries on a “contractual settlement date accounting” basis as described below with respect to the settlement of trades in those markets where Bank generally offers contractual settlement date accounting and will notify Customer of those markets from time to time.

(i)

Sales: On the settlement date for a sale, Bank will credit the Cash Account with the proceeds of the sale and transfer the relevant Financial Assets to an account at the Bank pending settlement of the trade where not already delivered.

(ii)

Purchases: On the settlement date for the purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), Bank will debit the Cash Account for the settlement amount and credit a separate account at the Bank. Bank then will post the Securities Account as awaiting receipt of the expected Financial Assets. Customer will not be entitled to the Financial Assets that are awaiting receipt until Bank or a Subcustodian actually receives them.

Bank reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons.

          (b) Bank may (in its absolute discretion) upon oral or written notification to Customer reverse any debit or credit made pursuant to Section 2.5(a) prior to a transaction’s actual settlement, and Customer will be responsible for any costs or liabilities resulting from such reversal. Customer acknowledges that the procedures described in this sub-section are of an administrative nature, and Bank does not undertake to make loans and/or Financial Assets available to Customer pursuant to this sub-section.

2.6	Actual Settlement Date Accounting.

          With respect to any sale or purchase transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, Bank will post the transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received by Bank.

2.7	Income Collection (Autocredit).

          (a) Bank will credit the Cash Account with income and redemption proceeds on Financial Assets in accordance with the times notified by Bank from time to time on or after the anticipated payment date, net of any taxes that are withheld by Bank or any third party. Where no time is specified for a particular market, income and redemption proceeds from Financial Assets will be credited only after actual receipt and reconciliation. Bank may reverse such credits upon oral or written notification to Customer that Bank believes that the corresponding payment will not be received by Bank within a reasonable period or such credit was incorrect.

          (b) Bank will make good faith efforts in its discretion to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds, but neither Bank nor its Subcustodians will be obliged to file any formal notice of default, institute legal proceedings, file a proof of claim in any insolvency proceeding, or take any similar action..

2.8	Certain Ministerial Acts.

         Until Bank receives Instructions to the contrary, Bank will:

(a)

present all Financial Assets for which Bank has received notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(b)	execute in the name of Customer such certificates as may be required to obtain payment in respect of Financial Assets;

(c)	exchange interim or temporary documents of title for Financial Assets held in the Securities Account for definitive documents of title; and

(d)

provide information concerning the Accounts to Subcustodians, Securities Depositories, counterparties, issuers of Financial Assets, governmental entities, securities exchanges, self-regulatory entities, and similar entities to the extent required by Applicable Law or as may be required in the ordinary course by market practice or otherwise in order to provide the services contemplated by this Agreement.

2.9	Corporate Actions.

          (a) Bank will notify Customer of any Corporate Action of which information is either (i) received by it or by a Subcustodian to the extent that Bank’s central corporate actions department has actual knowledge of the Corporate Action in time to notify its customers in a timely manner; or (ii) published via a formal notice in publications and reporting services routinely used by Bank for this purpose in time for Bank to notify its customers in a timely manner. Bank does not commit, however, to provide information concerning Corporate Actions relating to Financial Assets being held at Customer’s request in a name not subject to the control of Bank or its Subcustodian.

          (b) If an Authorized Person fails to provide Bank with timely Instructions with respect to any Corporate Action or class action, neither Bank nor its Subcustodians or their respective nominees will take any action in relation to that Corporate Action or class action, except as otherwise agreed in writing by Bank and Customer or as may be set forth by Bank as a default action in the notification it provides under Section 2.9 (a) with respect to that Corporate Action or class action.

          (c) Bank may sell or otherwise dispose of fractional interests in Financial Assets arising out of a Corporate Action or class action litigation and, to the extent necessary to protect Customer’s interest in that Corporate Action or class action, credit the Cash Account with the proceeds of the sale or disposition. If some, but not all, of an outstanding class of Financial Asset is called for redemption, Bank may allot the amount redeemed among the respective beneficial holders of such class of Financial Asset in any manner Bank deems to be fair and equitable. Bank will promptly notify Customer of any action taken pursuant to this sub-section.

          (d) Notices of Corporate Actions and class actions dispatched to Customer may have been obtained from sources which Bank does not control and may have been translated or summarized. Although Bank believes such sources to be reliable, Bank has no duty to verify the information contained in such notices nor the faithfulness of any translation or summary and therefore does not guarantee its accuracy, completeness or timeliness, and shall not be liable to Customer for any loss that may result from relying on such notice.

2.10	Class Action Litigation.

          Any notices received by Bank’s corporate actions department about U.S. settled securities class action litigation that requires action by affected owners of the underlying Financial Assets will be promptly provided to Customer if Bank, using reasonable care and diligence in the circumstances, identifies that Customer was a shareholder and held the relevant Financial Assets in custody with Bank at the relevant time. Bank will not make filings in the name of Customer in respect to such notifications except as otherwise agreed in writing between Customer and Bank.

2.11	Proxies.

          (a) Subject to and upon the terms of this sub-section, Bank will provide Customer with information which it receives on matters to be voted upon at meetings of holders of Financial Assets (“Notifications”), and Bank will act in accordance with Customer’s Instructions in relation to such Notifications (“the active proxy voting service”). If information is received by Bank at its proxy voting department too late to permit timely voting by Customer, Bank’s only obligation will be to provide, so far as reasonably practicable, a Notification (or summary information concerning a Notification) on an “information only” basis.

          (b) The active proxy voting service is available only in certain markets, details of which are available from Bank on request. Provision of the active proxy voting service is conditional upon receipt by Bank of a duly completed enrollment form as well as additional documentation that may be required for certain markets.

          (c) Bank will act upon Instructions to vote on matters referred to in a Notification, provided Instructions are received by Bank at its proxy voting department by the deadline referred to in the relevant Notification. If Instructions are not received in a timely manner, Bank will not be obligated to provide further notice to Customer and shall not be obliged to vote. It is Customer’s obligation to monitor the agreed upon means of providing Notifications to determine if new Notifications have been received.

          (d) Bank reserves the right to provide Notifications or parts thereof in the language received. Bank will attempt in good faith to provide accurate and complete Notifications, whether or not translated.

          (e) Customer acknowledges that Notifications and other information furnished pursuant to the active proxy voting service (“information”) are proprietary to Bank and that Bank owns all intellectual property rights, including copyrights and patents, embodied therein. Accordingly, Customer will not make any use of such information except in connection with the active proxy voting service.

           (f) In markets where the active proxy voting service is not available or where Bank has not received a duly completed enrollment form or other relevant documentation, Bank will not provide Notifications to Customer but will endeavor to act upon Instructions to vote on matters before meetings of holders of Financial Assets where it is reasonably practicable for Bank (or its Subcustodians or nominees as the case may be) to do so and where such Instructions are received in time for Bank to take timely action (the “passive proxy voting service”).

          (g) Customer acknowledges that the provision of proxy voting services (whether active or passive) may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

(i)	the Financial Assets being on loan or out for registration,

(ii)	the pendency of conversion or another corporate action;

(iii)	Financial Assets being held at Customer’s request in a name not subject to the control of Bank or its Subcustodian;

(iv)	in a margin or collateral account at Bank or another bank or broker, or otherwise in a manner which affects voting;

(v)	local market regulations or practices, or restrictions by the issuer;

(vi)

Bank may be required to vote all shares held for a particular issue for all of Bank’s customers on a net basis (i.e. a net yes or no vote based on voting instructions received from all its customers). Where this is the case, Bank will inform Customer by means of the Notification.

          (h) Notwithstanding the fact that Bank may act in a fiduciary capacity with respect to Customer under other agreements, in performing active or passive voting proxy services Bank will be acting solely as the agent of Customer, and will not exercise any discretion, with regard to such proxy services or vote any proxy except when directed by an Authorized Person.

2.12	Statements and Information Available On-Line and Other Reports.

          (a) Bank will send, or make available on-line, to Customer, at times mutually agreed upon, a formal statement of account in Bank’s standard format for each Account maintained by Customer with Bank, identifying the Financial Assets and cash held in each Account (each such statement a “Statement of Account”). Additionally, Bank will send (or make available on-line to) Customer an advice or notification of any transfers of cash or Financial Assets with respect to each Account. Bank will not be liable with respect to any matter set forth in those portions of any Statement of Account or any such advice (or reasonably implied therefrom) to which Customer has not given Bank a written exception or objection within sixty (60) days of receipt of the Statement of Account, provided such matter is not the result of Bank’s negligence, willful misconduct or bad faith. References in this Agreement to Statements of Account include Statements of Account in electronic form.

          (b) Prices and other information obtained from third parties which may be contained in any Statement of Account or other statement sent to Customer have been obtained from sources Bank believes to be reliable. Bank does not, however, make any representation as to the accuracy of such information or that the prices specified necessarily reflect the proceeds that would be received on a disposal of the relevant Financial Assets.

          (c) Customer acknowledges that, except for Statements of Account or as otherwise expressly agreed by Bank, records and reports available to it on-line may not be accurate due to mis-postings, delays in updating Account records, and other causes. Bank will not be liable for any loss or damage arising out of the inaccuracy of any such records or reports accessed on-line.

          (d) Upon written request, Bank will supply a copy of its current SAS 70 Report to Customer. Upon written request, Bank shall provide Customer with information about Bank’s processes for the management and monitoring of Subcustodians for safeguarding Financial Assets.

2.13	Access to Bank’s Records.

          The Bank shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of Customer under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be property of Customer. Bank will allow Customer’s duly authorized officers, employees, and agents, including Customer’s independent public accountants, and the employees and agents of the SEC access at all times during the regular business hours of the Bank to such records. Subject to restrictions under Applicable Law, Bank also will obtain an undertaking to permit Customer’s independent public accountants, reasonable access to the records of any Subcustodian of Securities held in the Securities Account as may be required in connection with such examination.

In addition, the Bank shall cooperate with and supply necessary information to the entity or entities appointed by the Customer to keep its books of account and/or compute its net asset value. The Bank shall take all such reasonable actions as a Customer may from time to time request to enable a Customer to obtain, from year to year, favorable opinions from the Customer’s independent accountants with respect to the Bank’s activities hereunder in connection with (i) the preparation of any registration statement of a Customer and of a Customer’s reports on Form N-SAR and any other reports required by the SEC, and (ii) the fulfillment by the Customer of any other requirements of the SEC.

2.14	Maintenance of Financial Assets at Subcustodian Locations.

          (a) Unless Instructions require another location acceptable to Bank, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are held. Bank reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in Appendix 2 to this Agreement, as in effect from time to time.

          (b) Bank will not be obliged to follow an Instruction to hold Financial Assets with, or have them registered or recorded in the name of, any person not chosen by Bank. However, if Customer does instruct Bank to hold Securities and/or cash with or register or record Securities in the name of a person not chosen by Bank and Bank agrees to do so, the consequences of doing so are at Customer’s own risk and Bank (i) will not be liable therefor and (ii) may not provide services under this Agreement with respect to Securities or cash so held, including, without limitation, services provided under Sections 2.8, 2.9, 2.11, and 8.2.

2.15	Tax Relief Services.

          Bank will provide tax relief services as provided in Section 8.2.

2.16	Fund Accounting Services.

          Bank shall perform fund accounting services as specified on the attached Schedule B.

2.17	Global Derivatives Services.

          Bank shall perform global derivatives services as specified on the attached Schedule D.

2.18.	Compliance with Securities and Exchange Commission (“SEC”) rule 17f-5 (“rule 17f-5”).

          (a)  Customer’s board of directors (or equivalent body) (hereinafter “Board”) hereby delegates to Bank, and, except as to the country or countries as to which Bank may, from time to time, advise Customer that it does not accept such delegation, Bank hereby accepts the delegation to it, of the obligation to perform as Customer’s ‘Foreign Custody Manager’ (as that term is defined in rule 17f-5(a)(3) as promulgated under the 1940 Act), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been exempted pursuant to an SEC exemptive order) to hold foreign Financial Assets and Cash, (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule 17f-5(c)(2)), and (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

          (b)  In connection with the foregoing, Bank shall:

(i)

provide written reports notifying Customer’s Board of the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer’s Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer’s foreign custody arrangements (and until further notice from Customer such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

(ii)

exercise such reasonable care, prudence and diligence in performing as Customer’s Foreign Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

(iii)

in selecting an Eligible Foreign Custodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);

(iv)

determine that the written contract with an Eligible Foreign Custodian requires that the Eligible Foreign Custodian shall provide reasonable care for foreign Financial Assets and Cash based on the standards applicable to custodians in the relevant market and complies with the requirements of Rule 17f-5(c)(2) with respect to the provisions of the contract.

(v)

have established a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford foreign Financial Assets and cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected foreign Financial Assets and cash.

Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.

          (c) Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

          (d) Bank represents to Customer that it is a U.S. Bank as defined in rule 17f-5(a)(7). Customer represents to Bank that: (1) the foreign Financial Assets and cash being placed and maintained in Bank’s custody are subject to the 1940 Act, as the same may be amended from time to time; (2) its Board: (i) has determined that it is reasonable to rely on Bank to perform as Customer’s Foreign Custody Manager (ii) or its investment adviser shall have determined that Customer may maintain foreign Financial Assets and cash in each country in which Customer’s Financial Assets and cash shall be held hereunder and determined to accept Country Risk. Nothing contained herein shall require Bank to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

          (e) Bank shall provide to Customer such information relating to Country Risk as is specified in Appendix 1 hereto. Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information.

2.19	Compliance with SEC Rule 17f-7 (“rule 17f-7”).

          (a) Bank shall, for consideration by Customer, provide an analysis of the custody risks associated with maintaining Customer’s foreign Financial Assets and cash with each Eligible Securities Depository used by Bank as of the date hereof (or, in the case of an Eligible Securities Depository not used by Bank as of the date hereof, prior to the initial placement of Customer’s foreign Assets at such Depository) and at which any foreign Financial Assets and cash of Customer are held or are expected to be held. The foregoing analysis will be provided to Customer at Bank’s Website. In connection with the foregoing, Customer shall notify Bank of any Eligible Securities Depositories at which it does not choose to have its foreign Financial Assets and cash held. Bank shall monitor the custody risks associated with maintaining Customer’s foreign Financial Assets and cash at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

          (b) Bank shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.23(a) above. Bank represents to Customer that it is a “Primary Custodian as defined in rule 17f-7(b)(2).

          (c) Based on the information available to it in the exercise of diligence, Bank shall determine the eligibility under rule 17f-7 of each depository before including it on Appendix 3 hereto and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by Bank as of the date hereof are set forth in Appendix 3 hereto, and as the same may be amended on notice to Customer from time to time.)

2.20	Notifications.

          If Customer has agreed to access information concerning the Accounts through Bank’s website, Bank may make any notifications required under this Agreement by posting such notification on the website (except for the notices discussed in Section 10.1).

3. INSTRUCTIONS

3.1	Acting on Instructions; Unclear Instructions.

          (a) Customer authorizes Bank to accept and act upon any Instructions received by it without inquiry. Customer will indemnify the Bank Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against the Bank Indemnitees as a result of any action or omission taken in accordance with any Instructions or other directions upon which Bank is authorized to rely under the terms of this Agreement.

          (b) Unless otherwise expressly provided, all Instructions will continue in full force and effect until canceled or superseded.

          (c) Bank may (in its sole discretion and without affecting any part of this Section 3.1) seek clarification or confirmation of an Instruction from an Authorized Person and may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it. Bank will not be liable for any loss arising from any delay while it seeks such clarification or confirmation.

          (d) In executing or paying a payment order Bank may rely upon the identifying number (e.g. Fedwire routing number or account) of any party as instructed in the payment order. Customer assumes full responsibility for any inconsistency between the name and identifying number of any party in payment orders issued to Bank in Customer’s name.

3.2	Verification and Security Procedures.

          (a) Bank and Customer shall comply with any applicable Security Procedures with respect to the delivery or authentication of Instructions and shall ensure that any codes, passwords or similar devices are reasonably safeguarded.

          (b) Either party may record any of their joint telephone communications.

3.3	Instructions; Contrary to Law/Market Practice.

          Bank need not act upon Instructions which it reasonably believes to be contrary to law, regulation or market practice, but Bank will be under no duty to investigate whether any Instructions comply with Applicable Law or market practice.

3.4	Cut-off Times.

          Bank has established cut-off times for receipt of some categories of Instruction, which will be made available to Customer. If Bank receives an Instruction after its established cut-off time, Bank will attempt to act upon the Instruction on the day requested if Bank deems it practicable to do so or otherwise as soon as practicable on the next business day.

3.5	Electronic Access.

          Access by Customer to certain applications or products of Bank via Bank’s web site or otherwise shall be governed by this Agreement and the terms and conditions set forth in Schedule F.

4. FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK

4.1	Fees and Expenses.

          Fees for services hereunder shall be the obligation of JPMFM rather than the Customer. JPMFM will pay Bank for its services hereunder the fees set forth in Schedule C hereto or such other amounts as may be agreed upon in writing from time to time, together with Bank’s ordinary, reasonable out-of-pocket or incidental expenses other than legal fees and tax or related fees incidental to processing by governmental authorities, issuers, or their agents. For fees payable by JPMFM, Bank shall invoice JPMFM on a monthly basis. JPMFM shall pay such invoice within 30 days of receipt. Without prejudice to Bank’s other rights with respect to JPMFM, JPMFM shall pay interest on overdue amounts from the date they were due from JPMFM until actual payment at such rate as Bank may reasonably determine. Customer shall pay all legal fees and tax or related fees incidental to processing by governmental authorities, issuers, or their agents. Customer authorizes Bank to deduct amounts owing from the Customer to it from the Cash Account, for any such fees or expenses payable by Customer from time to time in arrears. Without prejudice to Bank’s other rights with respect to Customer, Bank reserves the right to charge interest on overdue amounts from the date they were due from Customer until actual payment at such rate as Bank may reasonably determine.

4.2	Overdrafts.

          If a debit to any currency in the Cash Account results (or will result) in a debit balance, then Bank may, in its discretion, (i) advance an amount equal to the overdraft, (ii) or refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting. If Bank elects to make such an advance, the advance will be deemed a loan to Customer, payable on demand, bearing interest at the applicable rate charged by Bank from time to time, for such overdrafts, from the date of such advance to the date of payment (both after as well as before judgment) and otherwise on the terms on which Bank makes similar overdrafts available from time to time. No prior action or course of dealing on Bank’s part with respect to the settlement of transactions on Customer’s behalf will be asserted by Customer against Bank for Bank’s refusal to make advances to the Cash Account or to settle any transaction for which Customer does not have sufficient available funds in the applicable currency in the Account.

4.3	Bank’s Right Over Securities; Set-off.

          (a) Customer grants Bank a security interest in and a lien on the Financial Assets held in the Securities Account as security for any and all amounts which are now or become owing to Bank by Customer under any provision of this Agreement, whether or not matured or contingent (“Indebtedness”).

          (b) Without prejudice to Bank’s rights under Applicable Law, Bank may set off against any Indebtedness any amount in any currency standing to the credit of any of Customer’s accounts (whether deposit or otherwise) with any Bank branch or office or with any Affiliate of Bank. For this purpose, Bank shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

          (c) With respect to any obligation of a Customer arising out of this Agreement, the Bank shall look for payment or satisfaction of such obligation solely to the assets of the Customer to which such obligation relates as though the Bank had separately contracted by separate written instrument with respect to each Customer.

          (d) Customer grants to Bank a security interest in and a lien on the Financial Assets held in a Customer’s Securities Account and the cash held in that Customer’s Cash Account to secure that portion of any Overdraft, obligation, or other Liability owing with respect to a Transfer Account that constitute that Customer’s Transfer Account Liabilities, and Bank shall be entitled (i) without notice, to segregate, place a hold on and/or withhold delivery of such Financial Assets and cash to satisfy such Customer’s Transfer Account Liabilities and (ii) upon notice to the Board, sell or otherwise realize any of such Financial Assets and to apply the proceeds and any other monies credited to that Customer’s Cash Account in satisfaction of its Transfer Account Liabilities. Without prejudice to Bank’s rights under Applicable Laws, Bank may, upon notice to the Board, set off any Overdraft, obligation, or other Liability owing with respect to a Transfer Account that constitute that Customer’s Transfer Account Liabilities against any amount in any currency standing to the credit of any of that Customer’s Accounts (whether deposit or otherwise) with any Bank branch or office.

          (e) Customer will be solely responsible for ensuring that the Transfer Agent maintains sufficient records and internal controls to monitor and reconcile daily activity with respect to amounts and transactions in the Transfer Accounts that are attributable to each Customer. In particular, Customer will ensure that the Transfer Agent provides to the Bank, promptly upon request: (1) information as to the amount of cash attributable to each Customer in the Transfer Accounts, (2) information regarding the transactions of each Customer that are processed through the Transfer Accounts, and (3) records to identify and support any obligations, Liabilities, and/or Overdrafts incurred or created in connection with the transactions processed through the Transfer Accounts that are attributable to each Customer. Customer will be responsible for any Liabilites resulting from a failure or delay of the Transfer Agent to provide accurate and timely information to the Bank regarding the Transfer Accounts.

          (f) The Bank hereby agrees that it will follow the following procedures in connection with enforcing a lien or right of set-off against a Customer’s assets pursuant to this Section 4.3.

(i)

The Bank will comply with all applicable laws, rules and regulations in connection with enforcing a lien or right of set-off against a Customer’s assets, including all applicable provisions of state law relating to enforcement of rights of set off or liens against securities and other property held in bailment.

(ii)

To enforce a right of set-off or a lien pursuant to Sub-section 4.3 (a) or (b) of the Agreement, regardless of any other notice requirements under Applicable Laws, rules or regulations or any applicable terms of the Agreement, the Bank will (x) without notice, segregate, place a hold on and/or withhold delivery of Financial Assets in such Customer’s Securities Account and cash in its Cash Account with a market value equal to the amount the Bank has determined in good faith is due and payable; and (y) give written notice (‘“Notice”) to the Board of Trustees of the applicable Customer of its intention to sell or otherwise realize such Financial Assets and to apply the proceeds and any other monies credited to that Customer’s Cash Account in satisfaction of its Indebtedness if the amount the Bank has determined in good faith is due and payable are not repaid within two business days allowing the notice. The Customer may request the Bank to substitute different Financial Assets for the Financial Assets segregated by the Bank and the Bank will not unreasonably deny such request.

(iii)

Prior to enforcing a right of set-off or a lien against a Customer’s assets pursuant to Sub-section 4.3(d), regardless of any other notice requirements under Applicable Laws, rules or regulations or any applicable terms of the Agreement, the Bank will (w) send a written request to the Transfer Agent, with a copy to the Board, for information sufficient to identify and support any obligations, Liabilities, and/or Overdrafts incurred or created in connection with the transactions processed through the Transfer Accounts that are attributable to each Customer; (x) upon receipt of such information, the Bank will, segregate, place a hold on and/or withhold delivery of

Financial Assets in each such Customer ’s Securities Account and cash in its Cash Account with a market value equal the amount the Bank has determined in good faith is due and payable; and (z) give Notice to the Board of its intention to sell or otherwise realize such Financial Assets and to apply the proceeds and any other monies credited to that Customer’s Cash Account in satisfaction of its Transfer Account Liabilities, if the amount the Bank has determined in good faith is due and payable are not repaid within two business days following the Notice. The Customer may request the Bank to substitute different Financial Assets for the Financial Assets segregated by the Bank and the Bank will not unreasonably deny such request.

(iv)	The Bank will not obtain through enforcement of the right of set-off or the lien more than the amount it has determined in good faith to be owed.

(v)

The Bank will seek to enforce the right of set-off or the lien first against a Customer’s cash assets, and then only against portfolio securities or other property for which a readily ascertainable market price can be obtained.

(vi)

The Bank will arrange for the sale of any such Financial Assets in nominal market transactions and will not arrange for the sale of such Financial Assets in circumstances that, to the best of its knowledge, independently would raise affiliated transaction concerns under the 1940 Act.

5. SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS

5.1	Appointment of Subcustodians; Use of Securities Depositories.

          (a) Bank is authorized under this Agreement to act through and hold Customer’s Financial Assets with subcustodians, being at the date of this Agreement the entities listed in Appendix 2 and/or such other entities as Bank may appoint as subcustodians (“Subcustodians”). Bank will use reasonable care, prudence and diligence in the selection and continued appointment of such Subcustodians. At the request of Customer, Bank may, but need not, add to Appendix 2 an Eligible Foreign Custodian where Bank has not acted as Foreign Custody Manager with respect to the selection thereof. Bank shall notify Customer in the event that it elects to add any such entity. In addition, Bank and each Subcustodian may deposit Financial Assets with, and hold Financial Assets in, any securities depository, settlement system, dematerialized book entry system or similar system (together a “Securities Depository”) on such terms as such systems customarily operate and Customer will provide Bank with such documentation or acknowledgements that Bank may require to hold the Financial Assets in such systems.

          (b) Any agreement Bank enters into with a Subcustodian for holding Bank’s customers’ assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar law, and that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration. Where a Subcustodian deposits Securities with a Securities Depository, Bank will cause the Subcustodian to identify on its records as belonging to Bank, as agent, the Securities shown on the Subcustodian’s account at such Securities Depository. This Section 5.1(b) will not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

          (c) Bank will not be liable for any act or omission by (or the insolvency of) any Securities Depository. In the event Customer incurs a loss due to the negligence, willful misconduct, or insolvency of a Securities Depository, Bank will make reasonable endeavors, in its discretion, to seek recovery from the Securities Depository, but Bank will not be obligated to institute legal proceedings, file a proof claim in any insolvency proceeding, or take any similar action.

          (d) The term Subcustodian as used herein shall mean the following:

(i)	a ‘U.S. Bank,’ which shall mean a U.S. bank as defined in rule 17f-5(a)(7);

(ii)

an ‘Eligible Foreign Custodian,’ which shall mean: (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country’s government or an agency thereof, and (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States. In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

(iii)	or purposes of clarity, it is agreed that as used in Section 5.2(a), the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager.

          (e) The term ‘securities depository’ as used herein when referring to a securities depository located outside the U.S. shall mean:

an “Eligible Securities Depository” which, in turn, shall have the same meaning as in rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order or no-action letter of the staff of the SEC.

          (f) The term “securities depository” as used herein when referring to a securities depository located in the U.S. shall mean a “securities depository” as defined in rule 17f-4(a).

5.2	Liability for Subcustodians.

          (a) Subject to Section 7.1(b), Bank shall be liable for the actions or omissions of any Subcustodian to the same extent as if such act or omission was performed by the Bank itself. In the event of any Losses suffered or incurred by a Customer caused by or resulting from the actions or omissions of any Subcustodian for which the Bank would otherwise be liable, the Bank shall promptly reimburse such Customer in the amount of any such Losses. Bank shall also be liable for losses that result from the insolvency of any Affiliated Subcustodian.

          (b) Subject to Section 5.1(a) and Bank’s duty to use reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by Bank in its oversight process, Bank will not be responsible for the insolvency of any Subcustodian which is not a branch or an Affiliated Subcustodian.

          (c) Bank reserves the right to add, replace or remove Subcustodians. Bank will give prompt notice of any such action, which will be advance notice if practicable. Upon request by Customer, Bank will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

5.3	Use of Agents.

          (a) Bank may provide certain services under this Agreement through third parties, which may be Affiliates, provided the provision of services by such Affiliate complies with the 1940 Act and the rules issued thereunder and the policies and procedures of the Customer. Except to the extent provided in Section 5.2 with respect to Subcustodians, Bank will not be responsible for any loss as a result of a failure by any broker or any other third party that it selects and retains using reasonable care to provide ancillary services that it may not customarily provide itself, including, without limitation, delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions and class action litigation. Nevertheless, Bank will be liable for the performance of any such broker selected by Bank that is an Affiliate to the same extent as Bank would have been liable if it performed such services itself.

          (b) In the case of the sale under Section 2.8 of a fractional interest (or in other cases where Customer has requested Bank to arrange for execution of a trade) Bank will place trades with a broker which is an Affiliate to the extent that: (1) Bank has established a program for such trading with such Affiliate, (2) trading with such Affiliate complies with the 1940 Act and the rules issued thereunder, and (3) trading with such Affiliate complies with the Customer’s policies and procedures provided that such policies and procedures have been provided to Bank and Bank has agreed that they are acceptable to Bank. An affiliated broker may charge its customary commission (or retain its customary spread) with respect to any such transaction.

6. ADDITIONAL PROVISIONS RELATING TO CUSTOMER

6.1	Representations of Customer, JPMFM and Bank.

          (a) Customer represents and warrants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets and cash in the Accounts, to use Bank as its custodian in accordance with the terms of this Agreement, to borrow money or otherwise incur indebtedness as contemplated by this Agreement, to pledge Financial Assets as contemplated by Section 4.3, and to enter into foreign exchange transactions; (ii) assuming execution and delivery of this Agreement by Bank and JPMFM, this Agreement is Customer’s legal, valid and binding obligation, enforceable in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; (iii) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank; (iv) it is a resident of the United States and shall notify Bank of any changes in residency; and (v) except as granted under Section 4.3 of this Agreement or otherwise to Bank, the Financial Assets and cash deposited in the Accounts are not subject to any encumbrance or security interest whatsoever and the Customer undertakes that, so long as Liabilities are outstanding, it will not create or permit to exist any encumbrance or security interest over such Financial Assets or cash except with the prior written consent of Bank.

          (b) JPMFM represents and warrants that (i) assuming execution and delivery of this Agreement by Customer and Bank, this Agreement is JPMFM’s legal, valid and binding obligation, enforceable in accordance with its terms and (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement.

          (c) Bank represents and warrants that (i) assuming execution and delivery of this Agreement by Customer and JPMFM, this Agreement is Bank’s legal, valid and binding obligation, enforceable in accordance with its terms and (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement.

Bank may rely upon the above or the certification of such other facts as may be required to administer Bank’s obligations hereunder. Customer shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications made by Customer. JPMFM shall indemnify Customer against all losses, liability, claims or demands arising directly or indirectly from any such certifications made by JPMFM.

6.2	Customer to Provide Certain Information to Bank.

          Upon request, Customer will promptly provide to Bank such information about itself and its financial status as Bank may reasonably request, including Customer’s organizational documents and its current audited and unaudited financial statements.

6.3	Customer is Liable to Bank Even if it is Acting for Another Person.

          If Customer is acting as an agent for a disclosed or undisclosed principal in respect of any transaction, cash, or Financial Asset, Bank nevertheless will treat Customer as its principal for all purposes under this Agreement. In this regard, Customer will be liable to Bank as a principal in respect of any transactions relating to the Account. The foregoing will not affect any rights Bank might have against Customer’s principal.

7. WHEN BANK IS LIABLE TO CUSTOMER

7.1	Standard of Care; Liability.

          (a) Bank shall exercise reasonable care, prudence and diligence in carrying out all its duties and obligations under this Agreement, and shall be liable to each Customer and JPMFM for any and all claims, liabilities, losses, damages, fines, penalties and expenses (“Losses”) suffered or incurred by such Customer and JPMFM resulting from the failure of Bank to exercise such reasonable care, prudence and diligence or resulting from Bank’s negligence or willful misconduct and to the extent provided in Section 5.2(a). In addition, Bank shall be liable to each applicable Customer and JPMFM for all Losses representing reasonable costs and expenses incurred by such Customer or JPMFM in connection with any claim by such Customer or JPMFM against Bank arising from the obligations of Bank hereunder, including, without limitation, all reasonable attorneys’ fees and expenses incurred by such Customer or JPMFM in connection with any investigations, lawsuits or proceedings relating to such claim; provided that such Customer and/or JPMFM have recovered from Bank for such claim.

          Upon the occurrence of any event that causes or may cause any loss, damage or expense to Customer, Bank shall (i) promptly notify Customer of the occurrence of such event and (ii) use its commencially reasonable best efforts to cause any Subcustodian to use all commercially reasonable efforts and to take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to Customer.

          Nevertheless, under no circumstances will Bank be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, Bank’s performance hereunder, or Bank’s role as custodian.

          (b) Customer will indemnify the Bank Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of the Bank Indemnitees in connection with or arising out of (i) Bank’s performance under this Agreement, provided the Bank Indemnitees have acted with reasonable care and have not acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question or (ii) any Bank Indemnitee’s status as a holder of record of Customer’s Financial Assets. Nevertheless, Customer will not be obligated to indemnify any Bank Indemnitee under the preceding sentence with respect to any Liability for which Bank is liable under Section 5.2 of this Agreement or for fees payable by JPMFM under section 4.2. Customer shall have no liability whatsoever for any consequential, special, indirect or speculative loss or damages (including, but not limited to, lost profits) suffered by Bank in connection with the transactions and services contemplated hereby and the relationship established hereby even if Customer has been advised as to the possibility of the same and regardless of the form of action.

          (c) Without limiting Subsections 7.1 (a) or (b), Bank will have no duty or responsibility to: (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions; (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets; (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 2.7(b) of this Agreement; (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Bank is instructed to deliver Financial Assets or cash; or (v) review or reconcile trade confirmations received from brokers (and Customer or its Authorized Persons issuing Instructions will bear any responsibility to review such confirmations against Instructions issued to and Statements of Account issued by Bank).

7.2	Force Majeure.

          Bank will maintain and update from time to time business continuation and disaster recovery procedures with respect to its global custody business that it determines from time to time meet reasonable commercial standards. Bank will have no liability, however, for any damage, loss, expense or liability of any nature that Customer may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery, malfunction of equipment or software (except where such malfunction is primarily attributable to Bank’s negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any cause beyond the reasonable control of Bank (including without limitation, the non-availability of appropriate foreign exchange).

7.3	Bank May Consult With Counsel.

          Bank will be entitled to rely on, and may act upon the advice of professional advisers in relation to matters of law, regulation or market practice (which reasonably may be the professional advisers of Customer), and will not be liable to Customer for any action taken or omitted pursuant to such advice; provided, that Bank has selected and retained such professional advisers using reasonable care and acts reasonably in reliance on the advice.

7.4	Bank Provides Diverse Financial Services and May Generate Profits as a Result.

          Customer acknowledges that Bank or its Affiliates may have a material interest in transactions entered into by Customer with respect to the Account or that circumstances are such that Bank may have a potential conflict of duty or interest. For example, Bank or its Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the Financial Assets; or earn profits from any of these activities. Customer further acknowledges that Bank or its Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of Customer but that Bank is not under any duty to disclose any such information.

8. TAXATION

8.1	Tax Obligations.

          (a) Customer confirms that Bank is authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of Customer’s Accounts.

          (b) Customer will provide to Bank such certifications, documentation, and information as it may require in connection with taxation, and warrants that, when given, this information is true and correct in every respect, not misleading in any way, and contains all material information. Customer undertakes to notify Bank immediately if any information requires updating or correcting. Bank shall not be liable for any taxes, penalties, interest or additions to tax, payable or paid that result from (i) the inaccurate completion of documents by Customer or any third party; (ii) provision to Bank or a third party of inaccurate or misleading information by Customer or any third party; (iii) the withholding of material information by Customer or any third party; or (iv) as a result of any delay by any revenue authority or any other cause beyond the Bank’s control.

          (c) If Bank does not receive appropriate certifications, documentation and information then, as and when appropriate and required, additional tax shall be deducted from all income received in respect of the Financial Assets issued (including, but not limited to, United States nonresident alien tax and/or backup withholding tax).

          (d) Customer will be responsible in all events for the timely payment of all taxes relating to the Financial Assets in the Securities Account. Customer will indemnify and hold Bank harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to or resulting from, any delay in, or failure by, Bank (i) to pay, withhold or report any U.S. federal, state or local taxes or foreign taxes imposed on, or (ii) to report interest, dividend or other income paid or credited to the Cash Account, regardless of the reason for such delay or failure, provided, however, that Customer will not be liable to Bank for any penalty or additions to tax due solely as a result of Bank’s negligent acts or omissions with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.

8.2	Tax Relief Services.

          (a) Subject to the provisions of this Section, Bank will apply for a reduction of withholding tax and any refund of any tax paid or tax credits in respect of income payments on Financial Assets credited to the Securities Account that Bank believes may be available. To defray expenses pertaining to nominal tax claims, Bank may from time-to-time set minimum thresholds as to a de minimus value of tax reclaims or reduction of withholding which it will pursue in respect of income payments under this section.

          (b) The provision of a tax relief service by Bank is conditional upon Bank receiving from Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from Bank), prior to the receipt of Financial assets in the Account or the payment of income.

          (c) Bank will perform tax relief services only with respect to taxation levied by the revenue authorities of the countries advised to Customer from time to time and Bank may, by notification in writing, in its absolute discretion, supplement or amend the countries in which the tax relief services are offered. Other than as expressly provided in this Section 8.2 Bank will have no responsibility with regard to Customer’s tax position or status in any jurisdiction.

          (d) Customer confirms that Bank is authorized to disclose any information requested by any revenue authority or any governmental entity in relation to the processing of any tax relief claim.

9. TERMINATION

          Any party may terminate this Agreement on sixty (60) days’ written notice to the other parties. If Customer gives notice of termination, it must provide full details of the persons to whom Bank must deliver Financial Assets and cash. If Bank or JPMFM gives notice of termination, then Customer must, within sixty days, notify Bank of details of its new custodian, failing which Bank may elect (at any time after the sixty day notice period) either to retain the Financial Assets and cash until such details are given, continuing to charge fees due from JPMFM and expenses due from Customer (in which case Bank’s sole obligation will be for the safekeeping of the Financial Assets and cash), or deliver the Financial Assets and cash to Customer. Bank will in any event be entitled to deduct any amounts owing to it from Customer prior to delivery of the Financial Assets and cash (and, accordingly, Bank will be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of amounts owing to it from Customer). Customer will reimburse Bank promptly for all out-of-pocket expenses it incurs in delivering Financial Assets upon termination. Termination will not affect any of the liabilities any party owes to the other arising under this Agreement prior to such termination.

10. MISCELLANEOUS

10.1	Notices.

          (a)Notices pursuant to Section 9 of this Agreement shall be sent or served by registered mail, overnight delivery services, such as Federal Express (FedEx) or United Parcel Service (UPS), etc., courier services or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing. Notice will not be deemed to be given unless it has been received.

          (b)The notice required in Section 4.3(f) of the Agreement shall be served by registered mail or hand delivery to the following:

Chairman of the Board of the J.P. Morgan Funds
c/o Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas
New York, NY 10036
Attention: Carl Frischling, Esq.

With copies to

President, J.P. Morgan Funds
c/o J.P. Morgan Asset Management
245 Park Avenue, 3rd Floor
New York, NY 10167

and

J.P. Morgan Funds
c/o J.P. Morgan Asset Management
245 Park Avenue, 3rd Floor New York, NY 10167
Attention: Funds Legal

10.2	Successors and Assigns.

          This Agreement will be binding on each of the parties’ successors and assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld.

10.3	Interpretation.

          Headings are for convenience only and are not intended to affect interpretation. References to sections are to sections of this Agreement and references to sub-sections and paragraphs are to sub-sections of the sections and paragraphs of the sub-sections in which they appear.

10.4	Entire Agreement.

          This Agreement, including the Schedules, Exhibits, and Appendices (and any separate agreement which Bank and Customer may enter into with respect to any Cash Account), sets out the entire Agreement between the parties in connection with the subject matter, and this Agreement supersedes any other agreement, statement, or representation relating to custody, whether oral or written including lthe original Agreements and all Amendments thereto. Amendments must be in writing and signed by both parties.

10.5	Information Concerning Deposits at Bank’s London Branch.

          Under U.S. federal law, deposit accounts that Customer maintains in Bank’s foreign branches (outside of the U.S.) are not insured by the Federal Deposit Insurance Corporation. In the event of Bank’s liquidation, foreign branch deposits have a lesser preference than U.S. deposits, and such foreign deposits are subject to cross-border risks. However, The Financial Services Compensation Scheme (the “FSCS”) was created under the Financial Services and

Markets Act 2000. The terms of the FSCS offer protection in connection with deposits and investments in the event of the persons to whom Bank’s London Branch provides services suffering a financial loss as a direct consequence of Bank’s London Branch being unable to meet any of its liabilities, and subject to the FSCS rules regarding eligible claimants and eligible claims, the Customer may have a right to claim compensation from the FSCS. Subject to the terms of the FSCS, the limit on the maximum compensation sum payable by the FSCS in relation to investment business is £48,000 and in relation to deposits is £50,000. A detailed description of the FSCS (including information on how to make a claim, eligibility criteria and the procedures involved) is available from the FSCS who can be contacted at 7th Floor, Lloyds Chambers, Portsoken Street, London, E1 8BN.

10.6	Insurance.

          Bank will not be required to maintain any insurance coverage for the benefit of Customer.

10.7	Governing Law and Jurisdiction.

          This Agreement will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by Applicable Laws, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Customer shall not claim, and it hereby irrevocably waives, such immunity.

10.8	Severability; Waiver; and Survival.

          (a) If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

          (b) Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

           (c) Bank’s rights, protections, and remedies under this Agreement shall survive its termination.

10.9	Counterparts.

          This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.10	Security Holding Disclosure.

          With respect to Securities and Exchange Commission Rule 14b-2 under The U.S. Shareholder Communications Act, regarding disclosure of beneficial owners to issuers of Securities, Bank is instructed not to disclose the name, address or Security positions of Customer in response to shareholder communications requests regarding the Accounts.

10.11	USA Patriot Act Disclosure.

          Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires Bank to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, Customer acknowledges that Section 326 of the USA PATRIOT Act and Bank’s identity verification procedures require Bank to obtain information which may be used to confirm Customer’s identity including without limitation Customer’s name, address and organizational documents (“identifying information”). Customer may also be asked to provide information about its financial status such as its current audited and unaudited financial statements. Customer agrees to provide Bank with and consents to Bank obtaining from third parties any such identifying and financial information required as a condition of opening an account with or using any service provided by Bank.

10.12	Confidentiality.

          (a) Subject to Clause 10.13(b) Bank will hold all Confidential Information in confidence and will not disclose any Confidential Information except as may be required by Applicable Laws, a regulator with jurisdiction over the Bank’s business, or with the consent of Customer.

          (b) Customer authorizes Bank to disclose Confidential Information to:

(i)

any Subcustodian, subcontractor, agent, Securities Depository, securities exchange, broker, third party agent, proxy solicitor, issuer, or any other person that Bank believes it is reasonably required to provide the Confidential Information to in connection with Bank’s provision of relevant services under this Agreement;

(ii)	its professional advisors, auditors or public accountants;

(iii)	its Affiliates to the extent Bank reasonably believes is required in connection with the customary review of Customer’s credit profile by such Affiliates and branches, and

(iv)	any revenue authority or any governmental entity in relation to the processing of any tax relief claim.

10.13	No Third Party Beneficiaries.

          A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

JPMORGAN TRUST I ON BEHALF OF THE FUNDS LISTED ON SCHEDULE A

By:	/s/ Joy C. Dowd

Name:	Joy C. Dowd
Title:	Treasurer

JPMORGAN FUNDS MANAGEMENT, INC.

By:	/s/ Patricia A. Maleski

Name:	Patricia A. Maleski
Title:	Managing Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ Tim Hornbrook

Name:	Tim Hornbrook
Title:	Executive Director

SCHEDULE A

List of Funds Covered by the Agreement

JPMorgan Trust I

JPMorgan SmartRetirement Income Fund

JPMorgan SmartRetirement 2010 Fund

JPMorgan SmartRetirement 2015 Fund

JPMorgan SmartRetirement 2020 Fund

JPMorgan SmartRetirement 2025 Fund

JPMorgan SmartRetirement 2030 Fund

JPMorgan SmartRetirement 2035 Fund

JPMorgan SmartRetirement 2040 Fund
JPMorgan SmartRetirement 2045 Fund
JPMorgan SmartRetirement 2050 Fund

SCHEDULE B

List of Transfer Accounts
Amended as of September 1, 2010

ACCOUNT NO.	ACCOUNT TITLE

323125794	Boston Financial Data Services as Agent for JPMorgan Clearing Account

323508561	Boston Financial Data Services as Agent for JPMorgan Funds WDC Teltran

323363792	BFDS as Agent for JPMorgan Funds for the One Hour Wire Redemption
Account

323125840	BFDS as Agent for JPMorgan Funds Wire Redemption Account

323125832	BFDS Inc as Agent for JPMorgan Wire Purchase Account

614950074	BFDS as Agent for JPMorgan Check Redemption Account

323125824	Boston Financial Data Services as Agent for JPMorgan NSCC AC

614960061	Boston Financial Data Services as Agent for JPMorgan Dividend Account

614960029	Boston Financial Data Services as Agent for JPMorgan 12B-1

323220495	BFDS as Agent for JPMorgan TS Link Redemption Account

323220487	BFDS Inc as Agent for JPMorgan TS Link Purchase Account

614960037	BFDS Inc as Agent for Multi Strategy Clearing Account

9102652261	Boston Financial Data Services as Agent for JPMorgan ACH Account

323227627	Boston Financial Data Services as Agent for JPMorgan Sweep Account

SCHEDULE C
DESCRIPTION OF FUND ACCOUNTING SERVICES

•	NAV Calculation / Fund Valuation:
	o	Standard transactional and NAV materiality thresholds

•	Fund Pricing and Reporting
	o	Standard valuation oversight reporting (e.g. Fair Value reports, Broker Prices, etc.)

•	Capital Stock Processing and Reconciliation
	o	Utilizing automated data files from Transfer Agent
	o	Automated NAV transmissions to Transfer Agent

•	Portfolio Trades Processing
	o	Utilizing standard and automated inputs

•	Corporate actions processing

•	Portfolio Income Recognition

•	Automated Expense Processing

•	Rate Calculations for Daily Distributing Funds

•	Cash Reconciliations (daily)

•	Asset Reconciliations (weekly); Futures and Proprietary Fund of Funds daily

•	NAV Dissemination
	o	Utilizing Unity Performance / GraphNet (Related out-of-pocket fees charged to client)

•	Audit Reporting and Coordination
	o	External audit, SAS70, and client due diligence coordination
	o	Monitor as of trading for 60 days during the Audit Period
	o	Prepare Audit Confirms

•	Standard Client Reporting
	o	Standard End-of-Day Accounting Information

•	Risk Oversight Reporting (e.g. Aged Receivables, Stale Prices, etc)

•	Provide data for board reports and pricing committee materials

•	Investment Manager / Sub-Advisor Reconciliation (3rd Party Recons) to extent applicable

•	Provide short extension services for funds which operate a synthetic long/short investment strategy

SCHEDULE D

Global Derivatives Services

The following provisions are added to the Agreement to with respect to certain services provided by the Bank for certain OTC Derivative Contracts which are included in a Fund’s portfolio.

I.	DEFINITIONS

“Back-Up Method” means an alternative method to be used to price an OTC Derivative Contract if the Customer’s selected method cannot be used.

“Calculated Price” for an OTC Derivative Contract on a given date means the amount determined by a Supported Pricing Model for such OTC Derivative Contract for such date.

“Non-Supported OTC” means an OTC Derivative Contract which cannot be priced using a Supported Pricing Model.

“OTC Derivative Contract” means any contract of a type that Bank, acting reasonably, determines to be an over-the-counter derivative.

“Reports” means information from Bank systems that is supplied to the Customer.

“Supported Pricing Model” means the theoretical algorithms that Bank has on its systems and the data sources which such algorithms use which can be used to price OTC Derivative Contracts.

II.	INFORMATION REQUIRED FROM THE CUSTOMER

2.1	If the Customer requests that Bank provides any of the services under this Schedule in respect of any OTC Derivative Contract then:

(a)

the Customer shall provide to Bank in a timely, accurate and complete manner all information relating to each OTC Derivative Contract that Bank requires and in such a format as Bank shall specify to allow Bank to capture each OTC Derivative Contract onto its systems;

(b)

the Customer shall provide to Bank throughout the term of each OTC Derivative Contract in a timely, accurate and complete manner any amendments to each OTC Derivative Contract or otherwise notify Bank of any other events in relation to each OTC Derivative Contract which are likely to have an effect on the valuation of the OTC Derivative Contract.

III.	TRANACTION PROCESSING AND LIFECYCLE MANAGEMENT

3.1	Subject to Clause 2.1 and Clause 6, Bank shall maintain a process for daily position management so that the Bank shall have an up-to-date record for each OTC Derivative Contract on its system. This daily position management process shall include the setting up each OTC Derivative Contract on the system and amending the OTC Derivative Contract as reasonably required to reflect, without limitation, cancellations, terminations, option exercises and option expiries, maturities or credit events as notified to the Bank by the Customer The Bank shall also support cash break resolution, manage the reconciliation of trades, positions and cashflows related to the OTC Derivative Contract as well as provide the Customer with associated cash flow and lifecycle reporting.

IV.	PRICING SERVICE

4.1

As soon as is reasonably practicable, the Customer and Bank shall agree upon a procedure for pricing any OTC Derivative Contract that may be entered into by the Customer. The Customer may request that Bank price any OTC Derivative Contract as follows:

	(a)	The Customer may request that Bank provides a Calculated Price from its Supported Pricing Models;

	(b)	The Customer may request that Bank sources the price of the OTC Derivative Contract from brokers, counterparties or from third-party vendors agreed upon with the Customer;

	(c)	The Customer may provide the price of the OTC Derivative Contract; or

	(d)	any reasonable combination of (a), (b) or (c).

4.2	If Bank and the Customer have agreed to price the OTC Derivative Contract under Clause 4.1(a) then the following shall apply:

	(a)	Bank shall notify the Customer of the relevant Supported Pricing Models;

(b)

The Customer shall review and agree upon the Supported Pricing Models with Bank. Bank shall supply to the Customer such reasonable information relating to the Supported Pricing Models as the Customer requests. The Customer acknowledges and agrees that some information relating to the Supported Pricing Models may contain proprietary information and that Bank shall, in such case, not be required to provide such information. To the extent that Bank provides information relating to the Supported Pricing Models to the Customer, the Customer shall treat any Supported Pricing Model information as confidential information and shall not disclose it to any person without the prior written consent of Bank;

	(c)	If after reviewing the Supported Pricing Models the Customer does not wish any OTC Derivative Contract to be priced using the Supported Pricing Models, the

Customer shall notify Bank and the Customer and Bank shall agree the alternative method to be used under Clause 4.1(b) or (c);

	(d)	Bank and the Customer shall review, and modify as agreed between the parties the Supported Pricing Models as agreed between the parties from time to time;

(e)

If the Customer enters into a Non-Supported OTC, Bank shall notify the Customer that the OTC Derivative Contract is a Non-Supported OTC as soon as is reasonably practicable and the Customer and Bank shall agree the alternative method to be used under Clause 4.1(b) or (c).

4.3	Bank shall use the method agreed under Clause 4.1 for determining the price of any OTC Derivative Contract for the purpose of inputting such price in the net asset calculation.

4.4	Bank and the Customer shall agree upon a Back-Up Method. If Bank cannot provide a price for any OTC Derivative Contract as a result of:

	(a)	the Customer not providing all the information required under Clause 2.1;

	(b)	any brokers, counterparty or third party vendors not providing such price;

	(d)	the Customer not providing the price; or

	(d)	any reasons beyond the reasonable control of Bank,

then Bank shall apply such Back-Up Method.

4.5	The Customer acknowledges that it is the Customer’s responsibility to ensure that any method of pricing any OTC Derivative Contract is authorized under the Customer’s Prospectus.

V.	REPORTS

5.1	Bank may offer to the Customer reports of information relating to the OTC Derivative Contracts (“Reports”) that it has captured onto its systems as agreed between Bank and the Customer.

VI.	ADDITIONAL DISCLAIMERS

6.1	The Customer acknowledges that Bank shall not be liable for the accuracy, timeliness, completeness or availability of any information provided by:

	(a)	the Customer;

	(b)	any agreed upon broker or counterparty;

	(c)	any agreed upon third party vendor of OTC Derivative Contract prices; or

	(d)	any agreed upon third party vendor of market data.

6.2

The Customer acknowledges that the Supported Pricing Models are algorithms which are theoretical in nature and accordingly the Customer acknowledges that the Supported Pricing Models may not adequately model all economic factors or events. The Customer acknowledges that Bank shall not be liable to the Customer for any inadequacy or defect of any kind with respect to the use of any Supported Pricing Model for the production of a price to input into the net asset calculation. The Customer agrees that its use of any Calculated Price is at the Customer’s own risk and Bank shall not be liable to the Customer for any loss which arises from the use of such Calculated Price for any purpose (including, without limitation, trading, risk management, treasury and hedging arrangements).

6.3

The Customer acknowledges that the prices of OTC Derivative Contracts, regardless of the source of such prices, are indicative values and may not indicate the actual terms upon which OTC Derivative Contracts could be liquidated or unwound or the calculation of an amount that would be payable or receivable following the expiry of, or the designation of an early termination date under, any applicable agreement. Prices determined using other pricing models, market data or assumptions may yield different results.

6.4

The Customer acknowledges any Reports produced using the Supported Pricing Models and supplied to the Customer by Bank may be inaccurate. The Reports are produced using the Supported Pricing Models which may not adequately model all economic factors or events and information which Bank cannot determine to be accurate or complete. The Customer uses such Reports at its own risk and Bank shall not be liable to the Customer for any loss which arises from the use of the Reports for any purpose (including, without limitation, trading, risk management, treasury and hedging arrangements).

6.5

Subject to the provisions of this Schedule and any other limitations which apply, Bank shall only be liable to the Customer to the extent that the Customer suffers a loss due to the net asset value of the Customer being inaccurate due to the negligence, wilful default or fraud of Bank in following the agreed procedures under this Schedule with respect to the valuation of OTC Derivative Contracts. With respect to losses resulting from the other services covered by this Schedule, the standard of care set forth in Section 7.1 of the Agreement shall govern.

SCHEDULE E

Global Custody, Fund Accounting and Global Derivative Services Fee Schedule

(as of September 1, 2010)

Global Custody Fees: These fee schedules are applicable to the J.P. Morgan Funds.

Safekeeping and Settlement Charges

Global Custody Fee Schedule

Market	Safekeeping (BPs)*	Transaction** (US$)

Argentina	15.00	45.00

Australia	2.50	35.00

Austria	2.50	35.00

Bahrain	30.00	80.00

Bangladesh	30.00	80.00

Belgium	2.50	35.00

Bermuda	15.00	45.00

Botswana	30.00	80.00

Brazil	10.00	40.00

Bulgaria	30.00	75.00

Canada	2.00	15.00

Chile	20.00	45.00

China	20.00	50.00

Colombia	30.00	80.00

Croatia	30.00	65.00

Cyprus	20.00	75.00

Czech Republic	20.00	60.00

Denmark	2.50	35.00

Ecuador	30.00	65.00

Egypt	25.00	60.00

Estonia	30.00	65.00

Euro CDs	1.00	15.00

Euroclear	1.00	10.00

Finland	2.50	35.00

France	1.25	25.00

Germany	1.25	25.00

Ghana	30.00	80.00

Greece	12.00	50.00

Hong Kong	2.50	45.00

Hungary	20.00	60.00

Global Custody Fee Schedule

Market	Safekeeping (BPs)*	Transaction** (US$)

Iceland	20.00	60.00

India	14.50	45.00

Indonesia	10.00	50.00

Ireland	2.50	45.00

Israel	25.00	60.00

Italy	2.00	30.00

Ivory Coast	30.00	80.00

Jamaica	35.00	65.00

Japan	1.50	10.00

Jordan	30.00	80.00

Kazakhstan	30.00	80.00

Kenya	30.00	80.00

Korea	7.00	35.00

Kuwait	35.00	80.00

Latvia	20.00	80.00

Lebanon	30.00	80.00

Lithuania	25.00	65.00

Luxembourg	3.00	50.00

Malaysia	8.00	45.00

Malta	25.00	65.00

Mauritius	30.00	80.00

Mexico	6.00	35.00

Morocco	30.00	80.00

Namibia	30.00	80.00

Netherlands	2.00	30.00

New Zealand	2.00	35.00

Nigeria	30.00	80.00

Norway	2.50	35.00

Oman	30.00	80.00

Pakistan	30.00	80.00

Peru	30.00	80.00

Philippines	7.00	50.00

Poland	20.00	55.00

Portugal	12.00	60.00

Qatar	35.00	80.00

Romania	30.00	80.00

Russia	15.00	80.00

Singapore	4.00	45.00

Global Custody Fee Schedule

Market	Safekeeping (BPs)*	Transaction** (US$)

Slovakia	20.00	50.00

Slovenia	25.00	55.00

South Africa	5.00	40.00

Spain	2.50	40.00

Sri Lanka	20.00	80.00

Sweden	2.50	35.00

Switzerland	2.50	35.00

Taiwan	10.00	75.00

Thailand	12.00	40.00

Tunisia	35.00	80.00

Turkey	12.00	75.00

Ukraine	30.00	80.00

United Arab Emirates	30.00	80.00

United Kingdom	0.16	8.00

United States	0.09	2.50

Uruguay	30.00	80.00

Venezuela	30.00	80.00

Vietnam	25.00	65.00

Zambia	30.00	80.00

Zimbabwe	30.00	80.00

* Annualized rate paid pro rata each month.

** Cost for the entry and settlement of all primary transactions.

          Additional Primary Transaction Charges

Description	Rates (US$)

Physical Security Receive/Deliver	20.00

Memo Positions (Blue Sheet)	7.50

Futures and Options	7.50

          Secondary Transaction Charges

Custody and safekeeping related transactions process post security settlement. Trade instructions that require manual input will incur an additional $20.00 surcharge.

Description	Rates (US$)

Income Collections – Physical	5.00

Principal & Interest - Book Entry	5.00

Principal & Interest - Physical	5.00

Cash Transaction Charges

Non-securities-related cash payments levied for all outward free payments including third party foreign exchange payments. No charge is levied for the receipt of incoming funds. Cash instructions that require manual input will incur an additional surcharge of $20.

Description	Rates (US$)

Foreign Exchange Payments	7.00

Outgoing Wires (Fed, Chips, SWIFT)	7.00

Continuous Linked Settlement (round trip)	7.00

Global Proxy Voting Services

This service includes the provision of an extensive suite of secure online tools to assist clients exercise their corporate governance responsibilities, including in-market support for vote execution, share blocking, beneficial owner re-registration and power of attorney administration where required.

Global Proxy Voting Fee Schedule

	Tier A: $15	Tier B: $35	Tier C: $60

Australia	Singapore	Argentina	Italy

Bahrain	South Africa	Austria	Jordan

Bangladesh	South Korea	Belgium	Lebanon

Bermuda	Spain	Brazil	Malta

Canada	Sri Lanka	Colombia	Mauritius

China+	Taiwan	Croatia	Mexico

Chile	Thailand	Cyprus	Netherlands

Estonia	Tunisia	Czech Republic	Norway+

Euroclear	Ukraine	Denmark	Pakistan

Hong Kong	United Kingdom	Egypt	Poland

India+	United States	Ecuador	Portugal

Indonesia	Vietnam	Finland	Slovakia

Ireland	Venezuela	France	Sweden+

Israel		Germany	Switzerland

Jamaica		Greece	Turkey

Japan		Hungary

Malaysia		Iceland

New Zealand

Philippines

Russia+

+  The fee for this country is the fee for the appropriate tier plus out of pocket expenses

Fund Accounting

The following schedule shall be employed in the calculation of the annual fees payable for the services provided under the Agreement

Fund Accounting Fees

Fund of Funds*, **	$15,000

Additional Share Classes for Fund of Funds***	$2,000

Fund Mergers (per Fund)	$1,500

*

This flat fee applies to Fund of Funds investing in J.P. Morgan Funds only. For any long term funds investing only in other Funds as part of the overall investment strategy or for Funds of Funds investing in outside funds, the tiered pricing for Fund Accounting in the appropriate asset class would apply.

**

Fund minimums will apply only for Funds that have commenced operations. Start up funds will be charged at a rate of 50% of the Fund Accounting fees for a period of 6 months after commencement of operations.

***	Fund of Funds will be charged a share class fee of $2,000 per annum after the 3rd share class.

Global Derivative Services

Instrument Coverage / Fees

Instruments covered are standard transactions of the types listed in the fee schedule below. Exotic or structured trades are excluded from this fee proposal. Instruments covered by the fee proposal may be expanded by mutual agreement of the parties.

Instruments	Transaction (STP+) Set up Fee US$* (per Trade)	Amendment (STP+) Fees US$ (per Trade)	Daily Lifecycle Management Fee US$ (per Position per Day)	Collection of Broker Price Fee US$ (per Position per Day)	Independent Valuation US$ (per Position per Day)

Forward Rate Agreements	40.00	10.00	0.40	1.50	0.25

Interest Rate Swaps (including Caps & Floors)	40.00	10.00	0.40	1.50	0.25

Swaptions	40.00	10.00	0.40	1.50	0.25

Credit Default Swaps – Single Name & Index	40.00	10.00	0.40	1.50	Not in Scope

Price Locks	40.00	10.00	0.40	1.50	Not in Scope

Instruments	Transaction (STP+) Set up Fee US$* (per Trade)	Amendment (STP+) Fees US$ (per Trade)	Daily Lifecycle Management Fee US$ (per Position per Day)	Collection of Broker Price Fee US$ (per Position per Day)	Independent Valuation US$ (per Position per Day)

Currency Options	40.00	10.00	0.40	1.50	Not in Scope

Bond Options	40.00	10.00	0.40	1.50	Not in Scope

Inflation Swaps	40.00	10.00	0.40	1.50	Not in Scope

Total Return Swaps	40.00	10.00	0.40	1.50	Not in Scope

Equity Total Return Swaps	40.00	10.00	0.40	1.50	Not in Scope

+ Straight Through Processing

* Tiered Fees

A tiered structure will be applied to the new transaction set up fee for the J.P. Morgan Funds on the following basis:

•	US$40 : 0 – 2,000 new transactions per month
•	US$35: 2,001 – 4,000 new transactions per month
•	US$30: > 4,000 new transactions per month

These transaction fees will be applied across all transactions on a pro-rata basis.

Notes

1)	A one time set-up fee applies to, and will be charged for, all new transactions.
2)

Amendment fees will be charged for the following types of transactions including, but are not limited to: trade amends, cancellations, partial/full terminations, amendments, unwinds, terminations, cancellations, novations, restructures, option exercises, notional re-sets, option expiries, maturities or credit events.

3)

Independent Valuation fees and daily administration fees will be calculated based on the number of open positions at the end of each business day, aggregated across all funds/accounts. Broker price fees will be calculated based on the number of open positions at month end.

4)

New non-STP trades will be charged at twice the rate of STP trades. Likewise, non-STP trade amendments will be charged at twice the rate of STP trade amendments. If Bank causes the trade or amendment not to be STP, then there will not be an extra charge.

Out-of-Pocket and Direct Pass Through Expenses

Recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following*:

•	Custody. Registration/transfer fees will be a pass-through when incurred by Bank. Stamp taxes/duties/script fees will be a pass-through when incurred by Bank. Other pass-through fees include:
	o	Account opening fees in the local market(s)
	o	Local administrator, legal counsel and tax consultant fees as required
	o	Local crossing, transaction, registration and/or depository fees
	o	Transportation costs for shipment of physical securities and/or script
	o	Translation services, travel and accommodation expenses, legal fee and personal attendance expenses as required

•

Information, Pricing, Benchmarking and other Data Licensed Services. These charges include payments to service providers such as FT Interactive, Pricing Direct, Xciteck, Reuters, Bloomberg, CCH, Exchange fees, Options Price Reporting Authority, Standard and Poors, Hedgetek, Lipper Lana, Wall Street Concepts, GraphNet, GainsKeeper, Unity Confluence, Filing fees (example- N-SAR filing fee with Merrill Corp $100/fund/filing).

	o	Archives. Archive charges to include storage, transportation, and recalls of archive boxes.
	o	Printing/Copying. These charges include expenses associated with printing copying and fax support.

*Additional fee categories may be added in response to future developments, e.g., when new regulations are enacted that result in additional expense to comply with those regulations.

Fee Terms and Conditions

Bank’s fees shall remain in place for a period of 3 years from September 1, 2010.

Bank reserves the right to renegotiate its fee schedule at any time, should the Customer’s actual investment portfolio and/or trading activity differ significantly from the assumptions used to develop our fee proposal. In addition, Customer is permitted at any time to discontinue the use of Global Derivative Services for certain derivatives provided Customer has provided Bank with 30 days’ prior notice. The fee schedule may also be amended by mutual agreement of the parties if the Customer’s service requirements change; each party agrees to negotiate, diligently and in good faith, to agree upon new fees for such service requirement changes. Related to Fund Accounting services, bond broker quotes are currently included in the overall Fund Accounting fees. Should there be a significant increase in the use of bond broker quotes, Bank and the Customer agree to revisit this arrangement.

Fees for additional service(s) and/or market(s) added at the request of the Customer while this fee schedule is in effect will be assessed at Bank’s standard price(s), unless an alternative pricing arrangement is agreed upon in advance by the Customer and Bank.

Bank requires invoices to be paid in U.S. Dollars, unless Bank and the Customer have agreed upon alternative payment arrangements in advance of remittance.

Basis point fee(s), if applicable, will be calculated at the end of the monthly billing period using asset values derived by Bank from data provided by its selected pricing sources. In the event that Bank must rely on the Customer or a portfolio manager or other party(ies) selected by the Customer to provide valuation(s) for the purpose of calculating basis point fee(s), Bank must receive such valuations no later than 30 days after the end of the billing period in a format deemed acceptable by Bank. In the event that Bank does not receive valuations by the required date, Bank will render an invoice using the most recent valuation(s) received for the respective investment(s)/account(s).

Bank will present invoices monthly in arrears, with payment expected via appropriate billing arrangement, unless an alternative billing arrangement is negotiated between the Customer and Bank. All annual fees, including basis point fees, will be pro-rated based on the number of months included in the billing period.

Any customized technology projects required to meet the Customer specific requirements, such as nonstandard reporting requirements, system interfaces or enhancements, will be billed to the Customer based on the time and materials required to design, develop, test and deliver the project, unless an alternative arrangement is negotiated between the Customer and Bank.

SCHEDULE F

Electronic Access

1. Bank may permit the Customer and its Authorized Persons to access certain electronic systems, applications and Data (as defined below) in connection with the Agreement (collectively, the “Products”). Bank may, from time to time, introduce new features to the Products or otherwise modify or delete existing features of the Products in its sole discretion. Bank shall endeavor to give the Customer reasonable notice of its termination or suspension of access to the Products, but may do so immediately if Bank determines, in its sole discretion, that providing access to the Products would violate Applicable Laws or that the security or integrity of the Products is at risk. Access to the Products shall be subject to the Security Procedures.

2. In consideration of the fees paid by the Customer to Bank and subject to any applicable software license addendum in relation to Bank-owned or sublicensed software provided for a particular application and Applicable Laws, Bank grants to the Customer a non-exclusive, non-transferable, limited and revocable license to use the Products and the information and data made available through the Products (the “Data”) for the Customer’s internal business use only. The immediately preceding sentence does not apply to the records described in Section 2.13 of the Agreement. The Customer may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein. The license granted herein will permit use by Customer’s Authorized Person, provided that such use shall be in compliance with the Agreement, including this Schedule.

3. The Customer acknowledges that there are security, corruption, transaction error and access availability risks associated with using open networks such as the internet, and the Customer hereby expressly assumes such risks. The Customer is solely responsible for obtaining, maintaining and operating all software (including antivirus software, anti-spyware software, and other internet security software) and personnel necessary for the Customer to access and use the Products. All such software must be interoperable with Bank’s software. Each of the Customer and Bank shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

4. In cases where Bank’s web site is unexpectedly down or otherwise unavailable, Bank shall, absent a force majeure event, provide other appropriate means for the Customer or its Authorized Persons to instruct Bank or obtain reports from Bank. Bank shall not be liable for any Liabilities arising out of Customer’s use of, access to or inability to use the Products via Bank’s web site in the absence of Bank’s gross negligence or willful misconduct.

5. Use of the Products may be monitored, tracked, and recorded. In using the Products, the Customer hereby expressly consents to such monitoring, tracking, and recording. Individuals and organizations should have no expectation of privacy unless local law, regulation, or contract provides otherwise. Bank shall own all right, title and interest in the data reflecting Customer usage of the Products or Bank’s web site (including, but not limited to, general usage data and aggregated transaction data). Bank may use and sublicense data obtained by it regarding the Customer’s use of the Products or Bank’s website, as long as Bank does not disclose to others that the Customer was the source of such data or the details of individual transactions effected using the Products or web site.

6. The Customer shall not knowingly use the Products to transmit (i) any virus, worm, or destructive element or any programs or data that may be reasonably expected to interfere with or disrupt the Products or servers connected to the Products; (ii) material that violates the rights of another, including but not limited to the intellectual property rights of another; and (iii) “junk mail”, “spam”, “chain letters” or unsolicited mass distribution of e-mail.

7. The Customer shall promptly and accurately designate in writing to Bank the geographic location of its users upon written request. The Customer further represents and warrants to Bank that the Customer shall not access the service from any jurisdiction which Bank informs the Customer or where the Customer has actual knowledge that the service is not authorized for use due to local regulations or laws, including applicable software export rules and regulations. Prior to submitting any document which designates the persons authorized to act on the Customer’s behalf, the Customer shall obtain from each individual referred to in such document all necessary consents to enable Bank to process the data set out therein for the purposes of providing the Products.

8. The Customer will be subject to and shall comply with all Applicable Laws, rules and regulations concerning restricting collection, use, disclosure, processing and free movement of the Data (collectively, the “Privacy Regulations”). The Privacy Regulations may include, as applicable, the Federal “Privacy of Consumer Financial Information” Regulation (12 CFR Part 30), as amended from time to time, issued pursuant to Section 504 of the Gramm-Leach-Bliley Act of 1999 (15 U.S.C. §6801, et seq.), the Health and Insurance Portability and Accountability Act of 1996 (42 U.S.C. §1320d), The Data Protection Act 1998 and Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to processing of personal data and the free movement of such data.

9. The Customer shall be responsible for the compliance of its Authorized Persons with the terms of the Agreement, including this Schedule.

Appendix 1

Information Regarding Country Risk

1. To aid Customer in its determinations regarding Country Risk, Bank shall furnish annually and upon the initial placing of Financial Assets and cash into a country the following information (check items applicable):

	A.	Opinions of local counsel concerning:

X	i.	Whether applicable foreign law would restrict the access afforded Customer’s independent public accountants to books and records kept by an eligible foreign custodian located in that country.

X	ii.	Whether applicable foreign law would restrict Customer’s ability to recover its Financial Assets and cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

X	iii.	Whether applicable foreign law would restrict Customer’s ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

	B.	Written information concerning:

X	i.	The foreseeability of expropriation, nationalization, freezes, or confiscation of Customer’s Financial Assets.

X	ii.	Whether difficulties in converting Customer’s cash and cash equivalents to U.S. dollars are reasonably foreseeable.

C.	A market report with respect to the following topics:

(i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) depositories (including depository evaluation), if any.

2. To aid Customer in monitoring Country Risk, Bank shall furnish JPMFM the following additional information:

          Market flashes, including with respect to changes in the information in market reports.

APPENDIX 2

List of Subcustodians

See attached Agent and Cash Network list

J.P. Morgan
Last Updated September 19, 2010

AGENT AND CASH NETWORK (WSS CUSTODY)

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

ARGENTINA	HSBC Bank Argentina S.A.	HSBC Bank Argentina S.A.
	Florida 201, 7th Floor	Buenos Aires
1005 Buenos Aires
ARGENTINA

AUSTRALIA	JPMorgan Chase Bank, N.A.**	Australia and New Zealand Banking Group Ltd.
	Level 37	Melbourne
AAP Center 259, George Street
Sydney NSW 2000
AUSTRALIA

AUSTRIA	UniCredit Bank Austria AG	J.P. Morgan AG
	Julius Tandler Platz - 3	Frankfurt
A-1090 Vienna
AUSTRIA

BAHRAIN	HSBC Bank Middle East Limited	National Bank of Bahrain
	1st Floor, Building No 2505, Road No 2832	Manama
Al Seef 428
BAHRAIN

BANGLADESH	Standard Chartered Bank	Standard Chartered Bank
	18-20 Motijheel C.A	Dhaka
Box 536
Dhaka-1000
BANGLADESH

BELGIUM	ABN AMRO Bank N.V.	J.P. Morgan AG
	Gustav Mahlerlaan 10	Frankfurt
1082 PP Amsterdam
THE NETHERLANDS

BERMUDA	The Bank of Bermuda Limited	The Bank of Bermuda Limited
	6 Front Street	Hamilton
Hamilton HMDX
BERMUDA

BOTSWANA	Barclays Bank of Botswana Limited	Barclays Bank of Botswana Limited
	Barclays House, Khama Crescent	Gaborone
Gaborone
BOTSWANA

BRAZIL	HSBC Bank Brasil S.A. Banco Multiplo	HSBC Bank Brasil S.A. Banco Multiplo
	Avenida Brigadeiro Faria Lima 3064, 2nd Floor	Sao Paulo
Sao Paulo, SP 01451-000
BRAZIL

** J.P. Morgan affiliate	Correspondent banks are listed for information only.

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

J.P. Morgan
Last Updated September 19, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

BULGARIA	ING Bank N.V.	ING Bank N.V.
	Sofia Branch	Sofia
49B Bulgaria Blvd
Sofia 1404
BULGARIA

CANADA	Canadian Imperial Bank of Commerce	Royal Bank of Canada
	Commerce Court West	Toronto
Security Level
Toronto, Ontario M5L 1G9
CANADA

	Royal Bank of Canada	Royal Bank of Canada
	155 Wellington Street West, 2nd Floor	Toronto
Toronto Ontario M5V 3L3
CANADA

CHILE	Banco Santander Chile	Banco Santander Chile
	Bandera 140, Piso 4	Santiago
Santiago
CHILE

CHINA -	China B-Shares:
SHANGHAI
	HSBC Bank (China) Company Limited	JPMorgan Chase Bank, N.A.
	33/F, HSBC Building, Shanghai ifc	New York (for B-Share Market)
8 Century Avenue, Pudong
Shanghai 200120
THE PEOPLE’S REPUBLIC OF CHINA
China A-Shares: Please refer to your Client

Relationship Team

CHINA -	China B-Shares:
SHENZHEN
	HSBC Bank (China) Company Limited	JPMorgan Chase Bank, N.A.
	33/F, HSBC Building, Shanghai ifc	Hong Kong (for B-Share Market)
8 Century Avenue, Pudong
Shanghai 200120
THE PEOPLE’S REPUBLIC OF CHINA

China A-Shares: Please refer to your Client
Relationship Team

COLOMBIA	Santander Investment Trust Colombia S.A.	Santander Investment Trust Colombia S.A.
	Calle 12, No. 7-32, Piso 3	Bogota
Bogota
COLOMBIA

CROATIA	Privredna banka Zagreb d.d.	Zagrebacka Banka d.d.
	Savska c.28	Zagreb
10000 Zagreb
CROATIA

** J.P. Morgan affiliate	Correspondent banks are listed for information only.

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

J.P. Morgan
Last Updated September 19, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

CYPRUS	Marfin Popular Bank Public Company Ltd.	J.P. Morgan AG
	154 Limassol Avenue	Frankfurt
P.O. Box 22032
CY-1598 Nicosia
CYPRUS

CZECH REPUBLIC	UniCredit Bank Czech Republic a.s.	Ceskoslovenska obchodni banka, a.s.
	Revolucni 7	Prague
110 05 Prague 1
CZECH REPUBLIC

DENMARK	Nordea Bank Danmark A/S	Nordea Bank Danmark A/S
	Helgeshoj Alle 33	Copenhagen
Hoje Taastrup
DK-2630 Taastrup
DENMARK

EGYPT	Citibank, N.A.	Citibank, N.A.
	4 Ahmed Pasha Street	Cairo
Garden City
Cairo
EGYPT

ESTONIA	Swedbank AS	SEB Eesti Uhispank
	Liivalaia 8	Tallinn
EE0001 Tallinn
ESTONIA

FINLAND	Nordea Bank Finland Plc	J.P. Morgan AG
	Aleksis Kiven katu 3-5	Frankfurt
FIN-00020 NORDEA Helsinki
FINLAND

FRANCE	BNP Paribas Securities Services S.A.	J.P. Morgan AG
	Les Grands Moulins de Pantin	Frankfurt
9, rue du Debarcadere
93500 Pantin
FRANCE

	Societe Generale	J.P. Morgan AG
	50 Boulevard Haussman	Frankfurt
75009 Paris
FRANCE

GERMANY	Deutsche Bank AG	J.P. Morgan AG
	Alfred-Herrhausen-Allee 16-24	Frankfurt
D-65760 Eschborn
GERMANY

	J.P. Morgan AG#**	J.P. Morgan AG
	Junghofstrasse 14	Frankfurt
60311 Frankfurt am Main
GERMANY
# For local German custody clients only.

** J.P. Morgan affiliate	Correspondent banks are listed for information only.

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

J.P. Morgan
Last Updated September 19, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

GHANA	Barclays Bank of Ghana Limited	Barclays Bank of Ghana Limited
	Barclays House, High Street	Accra
Accra
GHANA

GREECE	HSBC Bank plc	J.P. Morgan AG
	Messogion 109-111	Frankfurt
11526 Athens
GREECE

HONG KONG	The Hongkong and Shanghai Banking	JPMorgan Chase Bank, N.A.
	Corporation Limited	Hong Kong
5/F, Tower 1, HSBC Centre
1 Sham Mong Road
Kowloon
HONG KONG

HUNGARY	Deutsche Bank Zrt.	ING Bank N.V.
	Hold utca 27	Budapest
H-1054 Budapest
HUNGARY

*ICELAND*	Islandsbanki hf.	Islandsbanki hf.
	Kirkjusandur 2	Reykjavik
IS-155 Reykjavik
ICELAND

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

INDIA	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	2nd Floor, ‘Shiv”	Mumbai
Plot No 139-140B
Western Express Highway
Sahar Road Junction
Vile Parle-E
Worli Mumbai 400 057
INDIA

	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A.
	6th Floor, Paradigm ‘B’ Wing	Mumbai
Mindspace, Malad (West)
Mumbai 400 064
INDIA

	Standard Chartered Bank	Standard Chartered Bank
	23-25 Mahatma Ghandi Road	Mumbai
Mumbai 400 001
INDIA

** J.P. Morgan affiliate	Correspondent banks are listed for information only.

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

J.P. Morgan
Last Updated September 19, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

INDONESIA	Deutsche Bank AG	Deutsche Bank AG
	Deutsche Bank Building	Jakarta
80 Jl. Inman Bonjol
Jakarta 10310
INDONESIA

IRELAND	Bank of Ireland	J.P. Morgan AG
	New Century House	Frankfurt
Mayor Street Lower
International Financial Services Centre
Dublin 1
IRELAND

ISRAEL	Bank Leumi le-Israel B.M.	Bank Leumi le-Israel B.M.
	35, Yehuda Halevi Street	Tel Aviv
61000 Tel Aviv
ISRAEL

ITALY	BNP Paribas Securities Services S.A.	J.P. Morgan AG
	Via Asperto, 5	Frankfurt
20123 Milan
ITALY

JAPAN	Mizuho Corporate Bank, Limited	JPMorgan Chase Bank, N.A.
	6-7 Nihonbashi-Kabutocho	Tokyo
Chuo-Ku
Tokyo 103
JAPAN

	The Bank of Tokyo-Mitsubishi UFJ, Limited	JPMorgan Chase Bank, N.A.
	3-2 Nihombashi Hongkucho 1-chome	Tokyo
Chuo-ku
Tokyo 103
JAPAN

JORDAN	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	Level 1	Western Amman
Zahran Street, 5th Circle
Amman
JORDAN

KAZAKHSTAN	SB HSBC Bank Kazakhstan JSC	SB HSBC Bank Kazakhstan JSC
	43 Dostyk Avenue	Almaty
Almaty 050010
KAZAKHSTAN

KENYA	Barclays Bank of Kenya Limited	Barclays Bank of Kenya Limited
	c/o Barclaytrust Investment Services & Limited	Nairobi
Mezzanine 3, Barclays Plaza, Loita Street
Nairobi
KENYA

** J.P. Morgan affiliate	Correspondent banks are listed for information only.

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

J.P. Morgan
Last Updated September 19, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

KUWAIT	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	Kuwait City, Qibla Area	Safat
Hamad Al-Saqr Street, Kharafi Tower
G/1/2 Floors
Safat 13017
KUWAIT

LATVIA	Swedbank AS	Swedbank AS
	Balasta dambis 1a	Riga
Riga, LV-1048
LATVIA

LEBANON	HSBC Bank Middle East Limited	JPMorgan Chase Bank, N.A.
	HSBC Main Building	New York
Riad El Solh, P.O. Box 11-1380
1107-2080 Beirut
LEBANON

LITHUANIA	AB SEB Bankas	AB SEB Bankas
	12 Gedimino pr.	Vilnius
LT 2600 Vilnius
LITHUANIA

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

LUXEMBOURG	BGL BNP Paribas	J.P. Morgan AG
	50 Avenue J.F. Kennedy	Frankfurt
L-2951
LUXEMBOURG

MALAYSIA	HSBC Bank Malaysia Berhad	HSBC Bank Malaysia Berhad
	2 Leboh Ampang	Kuala Lumpur
50100 Kuala Lumpur
MALAYSIA

MALTA	HSBC Bank Malta p.l.c.	HSBC Bank Malta p.l.c.
	233 Republic Street	Valletta
Valletta VLT 05
MALTA

MAURITIUS	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	HSBC Centre	Port Louis
18 Cybercity
Ebene
MAURITIUS

MEXICO	Banco Nacional de Mexico, S.A.	Banco Santander, S.A.
	Act. Roberto Medellin No. 800 3er Piso Norte	Mexico, D.F.
Colonia Santa Fe
01210 Mexico, D.F.
MEXICO

** J.P. Morgan affiliate	Correspondent banks are listed for information only.

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

J.P. Morgan
Last Updated September 19, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

MOROCCO	Societe Generale Marocaine de Banques	Attijariwafa Bank S.A.
	55 Boulevard Abdelmoumen	Casablanca
Casablanca 20100
MOROCCO

NAMIBIA	Standard Bank Namibia Limited	The Standard Bank of South Africa Limited
	Mutual Platz	Johannesburg
Cnr. Stroebel and Post Streets
P.O.Box 3327
Windhoek
NAMIBIA

NETHERLANDS	BNP Paribas Securities Services S.A.	J.P. Morgan AG
	Herengracht 477	Frankfurt
1017 BS Amsterdam
NETHERLANDS

NEW ZEALAND	National Australia Bank Limited	Westpac Banking Corporation
	National Nominees Limited	Wellington
Level 2 BNZ Tower
125 Queen Street
Auckland
NEW ZEALAND

NIGERIA	Stanbic IBTC Bank Plc	The Standard Bank of South Africa Limited
	Plot 1712	Johannesburg
Idejo Street
Victoria Island
Lagos
NIGERIA

NORWAY	Nordea Bank Norge ASA	Nordea Bank Norge ASA
	Essendropsgate 7	Oslo
PO Box 1166
NO-0107 Oslo
NORWAY

OMAN	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	Bait Al Falaj Main Office	Ruwi
Ruwi PC 112
OMAN

PAKISTAN	Standard Chartered Bank (Pakistan) Limited	Standard Chartered Bank (Pakistan) Limited
	P.O. Box 4896	Karachi
Ismail Ibrahim Chundrigar Road
Karachi 74000
PAKISTAN

*PALESTINE*	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	Jaffa Street	Amman, Jordan (for JOD settlement)
P.O. Box 2067
	Ramallah	JPMorgan Chase Bank, N.A.
	PALESTINE	New York (for USD settlement)

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

** J.P. Morgan affiliate	Correspondent banks are listed for information only.

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

J.P. Morgan
Last Updated September 19, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

PERU	Citibank del Peru S.A.	Banco de Credito del Peru
	Av. Canaval y Moreryra 480 Piso 4	Lima
San Isidro, Lima 27
PERU

PHILIPPINES	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	7/F HSBC Centre	Taguig City
3058 Fifth Avenue West
Bonifacio Global City
1634 Taguig City
PHILIPPINES

POLAND	Bank Handlowy w. Warszawie S.A.	BRE Bank S.A.
	ul. Senatorska 16	Warsaw
00-923 Warsaw 55
POLAND

PORTUGAL	BNP Paribas Securities Services S.A.	J.P. Morgan AG
	Avenida D.João II, Lote 1.18.01, Bloco B,	Frankfurt
7° andar
1998-028 Lisbon
PORTUGAL

QATAR	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	2nd Floor, Ali Bin Ali Tower	Doha
Building 150 (Airport Road)
PO Box 57
Doha
QATAR

ROMANIA	ING Bank N.V.	ING Bank N.V.
	13-15 Kiseleff Avenue	Bucharest
011342 Bucharest 1
ROMANIA

*RUSSIA*	J.P. Morgan Bank International**	JPMorgan Chase Bank, N.A.
	(Limited Liability Company)	New York
	Building 2/1, 8th floor	A/C JPMorgan Chase Bank London (USD NOSTRO
	Paveletskaya Square	Account)
113054 Moscow
RUSSIA

	ING Bank (Eurasia) ZAO	JPMorgan Chase Bank, N.A.
	(Closed Joint Stock Company)	New York
	36 Krasnoproletarskaya ulitsa	A/C JPMorgan Chase Bank London (USD NOSTRO
	127473 Moscow	Account)
RUSSIA

(For MinFins only)

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

** J.P. Morgan affiliate	Correspondent banks are listed for information only.

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

J.P. Morgan
Last Updated September 19, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

SAUDI ARABIA	SABB Securities Limited	SABB Securities Limited
	3/F HSBC Building	Riyadh
Olaya Road, Al-Murooj Disrict
Riyadh 11413
SAUDI ARABIA

SERBIA	UniCredit Bank Srbija a.d.	UniCredit Bank Srbija a.d.
	Airport City Belgrade	Belgrade
Omladinskih Brigada 88
11070 Belgrade
SERBIA

SINGAPORE	DBS Bank Ltd.	Oversea-Chinese Banking Corporation
	180 Clemenceau Avenue #03-01	Singapore
Haw Par Centre
239922
SINGAPORE

SLOVAK REPUBLIC	UniCredit Bank Slovakia a.s.	J.P. Morgan AG
	Sancova 1/A	Frankfurt
SK-813 33 Bratislava
SLOVAK REPUBLIC

SLOVENIA	UniCredit Banka Slovenija d.d.	J.P. Morgan AG
	Smartinska 140	Frankfurt
SI-1000 Ljubljana
SLOVENIA

SOUTH AFRICA	FirstRand Bank Limited	The Standard Bank of South Africa Limited
	1 Mezzanine Floor, 3 First Place, Bank City	Johannesburg
Cnr Simmonds and Jeppe Streets
Johannesburg 2001
SOUTH AFRICA

SOUTH KOREA	Standard Chartered First Bank Korea Limited	Standard Chartered First Bank Korea Limited
	100 KongPyung-dong ChongRo-Gu	Seoul
Seoul 110-702
SOUTH KOREA

SPAIN	Santander Investment, S.A.	J.P. Morgan AG
	Ciudad Grupo Santander	Frankfurt
Avenida de Cantabria, s/n
Edificio Ecinar, planta baja
Boadilla del Monte
28660 Madrid
SPAIN

SRI LANKA	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	24 Sir Baron Jayatillaka Mawatha	Colombo
Colombo 1
SRI LANKA

** J.P. Morgan affiliate	Correspondent banks are listed for information only.

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

J.P. Morgan
Last Updated September 19, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

SWEDEN	Nordea Bank AB (publ)	Svenska Handelsbanken
	Hamngatan 10	Stockholm
SE-105 71 Stockholm
SWEDEN

SWITZERLAND	UBS AG	UBS AG
	45 Bahnhofstrasse	Zurich
8021 Zurich
SWITZERLAND

TAIWAN	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A.
	8th Floor, Cathay Xin Yi Trading Building	Taipei
No. 108, Section 5, Hsin Yi Road
Taipei 110
TAIWAN

THAILAND	Standard Chartered Bank (Thai) Public Company	Standard Chartered Bank (Thai) Public Company
	Limited	Limited
	14th Floor, Zone B	Bangkok
Sathorn Nakorn Tower
90 North Sathorn Road Bangrak
Silom, Bangrak
Bangkok 10500
THAILAND

TRINIDAD AND	Republic Bank Limited	Republic Bank Limited
TOBAGO	9-17 Park Street	Port of Spain
Port of Spain
TRINIDAD AND TOBAGO

TUNISIA	Banque Internationale Arabe de Tunisie, S.A.	Banque Internationale Arabe de Tunisie, S.A.
	70-72 Avenue Habib Bourguiba	Tunis
P.O. Box 520
1080 Tunis Cedex
TUNISIA

TURKEY	Citibank A.S.	JPMorgan Chase Bank, N.A.
	O. Faik Atakan Cad.	Istanbul
Inkilap Mah., Yilmaz Plaza, No: 3
Umraniye, 34768 Istanbul
TURKEY

*UKRAINE*	ING Bank Ukraine	JPMorgan Chase Bank, N.A.
	30-A Spaska Street	New York
	04070 Kiev	A/C JPMorgan Chase Bank London (USD NOSTRO
	UKRAINE	Account)

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

UGANDA	Barclays Bank of Uganda Limited	Standard Chartered Bank Ltd.
	Barclays House, Plot 4	Kampala
Hannington Road
Kampala
UGANDA

** J.P. Morgan affiliate	Correspondent banks are listed for information only.

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

J.P. Morgan
Last Updated September 19, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

UNITED ARAB	HSBC Bank Middle East Limited	The National Bank of Abu Dhabi
EMIRATES - ADX	Emaar Square, Level 3, Building No. 5	Abu Dhabi
P.O. Box 502601
Dubai
UNITED ARAB EMIRATES

UNITED ARAB	HSBC Bank Middle East Limited	The National Bank of Abu Dhabi
EMIRATES - DFM	Emaar Square, Level 3, Building No. 5	Abu Dhabi
P.O. Box 502601
Dubai
UNITED ARAB EMIRATES

UNITED ARAB	HSBC Bank Middle East Limited	JPMorgan Chase Bank, N.A.
EMIRATES –	Emaar Square, Level 3,Building No. 5	New York
NASDAQ Dubai	P.O. Box 502601	A/C JPMorgan Chase Bank London (USD NOSTRO Account)
Dubai
UNITED ARAB EMIRATES

UNITED KINGDOM	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A.
	1 Tallis Street	London
London EC4Y 5AJ
UNITED KINGDOM

	Deutsche Bank AG	Varies by currency
The Depository and Clearing Centre
Lower Ground Floor
27 Leadenhall Street
London EC3A 1AA
UNITED KINGDOM

UNITED STATES	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A.
	4 New York Plaza	New York
New York, NY 10004
U.S.A.

URUGUAY	Banco Itaú Uruguay S.A.	Banco Itaú Uruguay S.A.
	Zabala 1463	Montevideo.
Montevideo
URUGUAY

VENEZUELA	Citibank, N.A.	Citibank, N.A.
	Centro Comercial El Recreo	Caracas
Torre Norte, Piso 20
Avda. Casanora, Sabana Grande
Caracas 1050 D.C.
VENEZUELA

VIETNAM	HSBC Bank (Vietnam) Ltd.	HSBC Bank (Vietnam) Ltd.
	The Metropolitan, 235 Dong Khoi Street	Ho Chi Minh City
District 1
Ho Chi Minh City
VIETNAM

** J.P. Morgan affiliate	Correspondent banks are listed for information only.

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

J.P. Morgan
Last Updated September 19, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

*WAEMU - Benin,	Société Générale de Banques en Côte d’Ivoire	Société Générale de Banques en CÔte d’Ivoire
Burkina Faso,	5 et 7, Avenue J. Anoma - 01 B.P. 1355	Abidjan
Ivory Coast,	Abidjan 01
Guinea-Bissau,	IVORY COAST
Mali, Niger,
Senegal, Togo*

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

ZAMBIA	Barclays Bank Zambia Plc	Barclays Bank Zambia Plc
	Elunda Park, Plot 4644	Lusaka
Lusaka
ZAMBIA

*ZIMBABWE*	Barclays Bank of Zimbabwe Limited	Barclays Bank of Zimbabwe Limited
	Corporate Centre	Harare
1st Floor, Eastern Wing
Birmingham Road, Cnr. Paisley Road
Harare
ZIMBABWE

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

** J.P. Morgan affiliate	Correspondent banks are listed for information only.

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

APPENDIX 3

List of Securities Depositories

See attached list of securities depositories

J.P. Morgan
Last Updated September 29, 2010

SECURITIES DEPOSITORIES

COUNTRY	DEPOSITORY	INSTRUMENTS

ARGENTINA	CDV	Equity, Corporate Debt, Government Debt
(Caja de Valores S.A.)

	CRYL	Treasury Bonds/Bills (issued after April 1996)
(Central de Registration y Liquidacion de
Pasivos Publicos y Fideicomisos Financieros)

AUSTRALIA	ASX Austraclear	Corporate Debt, Money Market, Government
	(Austraclear Limited)	Debt

	ASTC	Equity
(ASX Settlement and Transfer Corporation Pty
Limited)

AUSTRIA	OeKB	Equity, Corporate Debt, Government Debt
(Oesterreichische Kontrollbank AG)

BAHRAIN	CDS	Equity, Corporate Debt, Government Debt
(Bahrain Stock Exchange Clearing, Settlement
and Central Depository System)

BANGLADESH	CDBL	Equity, Government Debt
(Central Depository Bangladesh Limited)

BELGIUM	Euroclear Belgium	Equity, Corporate Debt

	NBB	Corporate Debt, Government Debt
(National Bank of Belgium)

BERMUDA	BSD	Equity, Corporate Debt, Government Debt
(Bermuda Securities Depository)

BOTSWANA	CSDB	Equity
(Central Securities Depository of Botswana)

BRAZIL	CBLC	Equity
(Companhia Brasileira de Liquidacao e de
Custodia)

	CETIP	Corporate Debt
(Central de Custodia e de Liquidacao
Financiera de Titulos Privados)

	SELIC	Government Debt
(Sistema Especial de Liquidacao e Custodia)

BULGARIA	BNB	Government Debt
(Bulgaria National Bank)

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable, however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

J.P. Morgan
Last Updated September 29, 2010

COUNTRY	DEPOSITORY	INSTRUMENTS

	CDAD	Equity, Corporate Debt
(Central Depository A.D.)

CANADA	CDS	Equity, Corporate, Government Debt
(The Canadian Depository for Securities
Limited)

CHILE	DCV	Equity, Corporate Debt, Government Debt
(Deposito Central de Valores S.A.)

CHINA – A-Share	CSDCC	Equity, Corporate Debt, Government Debt
(China Securities Depository and Clearing
Corporation Limited)

CHINA – B-Share	CSDCC, Shanghai Branch	Equity, Corporate Debt, Government Debt
(SHANGHAI)	(China Securities Depository and Clearing
Corporation Limited, Shanghai Branch)

CHINA – B-Share	CSDCC, Shenzhen Branch	Equity, Corporate Debt, Government Debt
(SHENZHEN)	(China Securities Depository and Clearing
Corporation Limited, Shenzhen Branch)

COLOMBIA	DCV	Government Debt
(Deposito Central de Valores)

	DECEVAL	Equity, Corporate Debt, Government Debt
(Deposito Centralizado de Valores de Colombia
S.A.)

CROATIA	SKDD	Equity, Corporate Debt, Government Debt
(Central Depository and Clearing Company Inc.
– Stredisnje klirinsko depozitarno drustro,
d.d.)

CYPRUS	CSD	Equity, Corporate Debt, Government Debt
(Cyprus Stock Exchange Central Securities
Depository)

CZECH REPUBLIC	CDCP	Equity, Corporate Debt, Government Debt
(Centrální depozitá Cenných Papír o)

	CNB	Government Debt
(Ceska Narodni Banka)

DENMARK	VP	Equity, Corporate Debt, Government Debt
(VP Securities A/S)

EGYPT	MCDR	Equity, Corporate Debt
(Misr for Clearing, Depository and Central
Registry)

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable, however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

J.P. Morgan
Last Updated September 29, 2010

COUNTRY	DEPOSITORY	INSTRUMENTS

	CBE	Government Debt
(Central Bank of Egypt)

ESTONIA	ECSD	Equity, Corporate Debt, Government Debt
(Estonian Central Securities Depository)

FINLAND	Euroclear Finland	Equity, Corporate Debt, Government Debt
(Euroclear Finland Ltd)

FRANCE	Euroclear France	Equity, Corporate Debt, Government Debt
(Euroclear France S.A.)

GERMANY	CBF	Equity, Corporate Debt, Government Debt
(Clearstream Banking AG (Frankfurt))

GHANA	CSD	Government Debt
(Central Securities Depository (Ghana) Limited)

	GSD	Equity. Corporate Debt
(GSE Securities Depository Company Limited)

GREECE	CSD	Equity, Corporate Debt
(Hellenic Exchanges S.A. Holding, Clearing,
Settlement and Registry)

	BoG	Government Debt
(Bank of Greece)

HONG KONG	HKSCC	Equity
(Hong Kong Securities Clearing Company
Limited)

	HKMA CMU	Corporate Debt, Government Debt
(Hong Kong Monetary Authority Central
Moneymarkets Unit)

HUNGARY	KELER Zrt.	Equity, Corporate Debt, Government Debt
(Central Clearing House and Depository
(Budapest) Ltd.)

ICELAND	ISD	Equity, Corporate Debt, Government Debt
(The Islandic Securities Depository)

INDIA	NSDL	Equity, Corporate Debt, Government Debt
(National Securities Depository Limited)

	CDSL	Equity, Corporate Debt, Government Debt
(Central Depository Services (India) Limited)

	RBI	Government Debt
(Reserve Bank of India)

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable, however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

J.P. Morgan
Last Updated September 29, 2010

COUNTRY	DEPOSITORY	INSTRUMENTS

INDONESIA	KSEI	Equity, Corporate Debt
(PT Kustodian Sentral Efek Indonesia)

	Bank Indonesia	Government Debt

INTERNATIONAL	Euroclear Bank	Internationally Traded Debt, Equity
SECURITIES MARKET	(Euroclear Bank S.A./N.V.)

	CBL	Internationally Traded Debt, Equity
(Clearstream Banking, S.A.)

IRELAND	Euroclear UK & Ireland	Equity, Corporate Debt
(Euroclear UK & Ireland Limited)

ISRAEL	TA-SECH	Equity, Corporate Debt, Government Debt
(Tel Aviv Stock Exchange Clearing House Ltd.)

ITALY	Monte Titoli S.p.A.	Equity, Corporate Debt, Government Debt

JAPAN	JASDEC	Equity, Convertible Debt
(Japan Securities Depository Center,
Incorporated)

	BoJ	Registered Government Debt
(Bank of Japan)

JORDAN	SDC	Equity, Corporate Debt
(Securities Depository Center)

KAZAKHSTAN	CSD	Equity
(Central Securities Depository JSC)

KENYA	CBCD	Government Debt
(Central Bank Central Depository)

	CDSC	Equity, Corporate Debt
(Central Depository and Settlement
Corporation Limited)

KUWAIT	KCC	Equity, Corporate Debt
(The Kuwait Clearing Company S.A.K.)

LATVIA	LCD	Equity, Corporate Debt, Government Debt
(Latvian Central Depository)

LEBANON	Midclear S.A.L.	Equity
(Custodian and Clearing Center of Financial
Instruments for Lebanon and the Middle East

S.A.L.)
	BDL	Government Debt
(Banque du Liban)

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable, however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

J.P. Morgan
Last Updated September 29, 2010

COUNTRY	DEPOSITORY	INSTRUMENTS

LITHUANIA	CSDL	Equity, Corporate Debt, Government Debt
(Central Securities Depository of Lithuania)

LUXEMBOURG	CBL	Equity
(Clearstream Banking, S.A.)

MALAYSIA	Bursa Depository	Equity, Corporate Debt
(Bursa Malaysia Depository Sdn Bhd)

	BNM	Government Debt
(Bank Negara Malaysia)

MALTA	CSD	Equity, Corporate Debt, Government Debt
(The Central Securities Depository)

MAURITIUS	CDS	Equity, Corporate Debt
(Central Depository & Settlement Co. Ltd)

	BOM	Government Debt
(Bank of Mauritius)

MEXICO	INDEVAL	Equity, Corporate Debt, Government Debt
(S.D. INDEVAL S.A. de C.V.)

MOROCCO	Maroclear	Equity, Corporate Debt, Government Debt

NETHERLANDS	Euroclear Nederland	Equity, Corporate Debt, Government Debt

NEW ZEALAND	NZCSD	Equity, Corporate Debt, Government Debt
(New Zealand Central Securities Depository)

NIGERIA	CSCS	Equity, Corporate Debt, Government Debt
(Central Securities Clearing System Limited)

NORWAY	VPS	Equity, Corporate Debt, Government Debt
(Verdipapirsentralen ASA)

OMAN	MCD	Equity, Corporate Debt
(Muscat Clearing and Depository)

PAKISTAN	CDC	Equity, Corporate Debt
(Central Depository Company of Pakistan
Limited)

	SBP	Government Debt
(State Bank of Pakistan)

PALESTINE	CDS	Equity
(Palestine Stock Exchange Central Depository
and Settlement Department)

PERU	CAVALI	Equity, Corporate Debt, Government Debt
(CAVALI ICLV S.A.)

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable, however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

J.P. Morgan
Last Updated September 29, 2010

COUNTRY	DEPOSITORY	INSTRUMENTS

PHILIPPINES	PDTC	Equity, Corporate Debt
(Philippine Depository and Trust Corp.)

	RoSS	Government Debt
(Register of Scripless Securities)

POLAND	NDS	Equity, Long-Term Government Debt
(National Depository for Securities S.A.)

	RPW	Short-Term Government Debt
(Registry of Securities)

PORTUGAL	INTERBOLSA	Equity, Corporate Debt, Government Debt
(Sociedade Gestora de Sistemas de Liquidação
e de Sistemas Centralizados de Valores
Mobiliários, S.A.)

QATAR		Equity
QE
(Qatar Exchange)

ROMANIA	CD S.A.	Equity, Corporate Debt
(Central Depository S.A.)

	NBR	Government Debt
(National Bank of Romania)

RUSSIA	VTB	Government Debt (Ministry of Finance Bonds)
(Vneshtorgbank)

	DCC	Equity, Corporate Debt
(Depository Clearing Company)

	NDC	Equity, Corporate Debt, Government Debt
	(The National Depository Center)	(GKOs/OFZs, T-bills)

SAUDI ARABIA	Tadawul	Equity, Corporate Debt
(The Saudi Securities Exchange (Tadawul)
Company)

	SAMA	Government Debt
(Saudi Arabian Monetary Authority)

SERBIA	CSD	Equity, Corporate Debt, Government Debt
(Central Securities Depository and Clearing
House for Serbia)

SINGAPORE	CDP	Equity, Corporate Debt
(The Central Depository (Pte) Limited)

	MAS	Government Debt
(Monetary Authority of Singapore)

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable, however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

J.P. Morgan
Last Updated September 29, 2010

COUNTRY	DEPOSITORY	INSTRUMENTS

SLOVAK REPUBLIC	CDCP	Equity, Corporate Debt, Government Debt
(Centralny depozitar cennych papierov SR, a.s.)

SLOVENIA	KDD	Equity, Corporate Debt, Government Debt
(Centralna klirinsko depotna druzba d.d.)

SOUTH AFRICA	Strate Ltd.	Equity, Corporate Debt, Government Debt
(Strate Central Securities Depository)

SOUTH KOREA	KSD	Equity, Corporate Debt, Government Debt
(Korea Securities Depository)

SPAIN	IBERCLEAR	Equity, Corporate Debt, Government Debt
(Sociedad de Gestion de los Sistemas de
Registro, Compensacion y Liquidacion de
Valores, S.A.)

SRI LANKA	CDS	Equity, Corporate Debt
(Central Depository System (Private) Limited)

	LankaSecure	Government Debt

SWEDEN	Euroclear Sweden	Equity, Corporate Debt, Government Debt
(Euroclear Sweden AB)

SWITZERLAND	SIX SIS	Equity, Corporate Debt, Government Debt
(SIX SIS AG)

TAIWAN	TDCC	Equity, Corporate Debt
(Taiwan Depository and Clearing Corporation)

	CBC	Government Debt
(Central Bank of the Republic of China)

THAILAND	TSD	Equity, Corporate Debt, Government Debt
(Thailand Securities Depository Company
Limited)

TRINIDAD AND	TTCD	Equity, Corporate Debt, Government Debt
TOBAGO	(The Trinidad and Tobago Central Depository
Limited)

TUNISIA	STICODEVAM	Equity, Corporate Debt, Government Debt
(Societe Tunisienne Interprofessionnelle pour
la Compensation et le Depot des Valeurs
Mobilieres)

TURKEY	CRA	Equity, Corporate Debt
(Central Registry Agency)

	CBRT	Government Debt
(Central Bank of the Republic of Turkey)

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable, however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

J.P. Morgan
Last Updated September 29, 2010

COUNTRY	DEPOSITORY	INSTRUMENTS

UGANDA	BoU	Government Debt
(Bank of Uganda)

	SCD	Equity, Corporate Debt
(Securities Central Depository Limited)

UKRAINE	AUSD	Corporate Debt, Equity
(All Ukrainian Securities Depository)

UNITED ARAB	ADX	Equity, Corporate Debt, Government Debt
EMIRATES - ADX	(Abu Dhabi Securities Exchange)

UNITED ARAB	DFM	Equity, Corporate Debt, Government Debt
EMIRATES - DFM	(Dubai Financial Market)

UNITED ARAB	NASDAQ Dubai	Corporate Debt
EMIRATES – NASDAQ	(NASDAQ Dubai Limited)
Dubai

UNITED KINGDOM	Euroclear UK & Ireland	Equity, Corporate Debt, Government Debt
(Euroclear UK & Ireland Limited)

UNITED STATES	DTC	Equity, Corporate Debt
(The Depository Trust Company)

	FRB	Government Debt, Mortgage Backed Securities
(Federal Reserve Bank)

URUGUAY	BCU	Government Debt
(Banco Central del Uruguay)

VENEZUELA	BCV	Government Debt
(Banco Central de Venezuela)

	CVV	Equity, Corporate Debt, Money Market
(Caja Venezolana de Valores, S.A.)

VIETNAM	VSD	Equity, Corporate Debt, Government Debt
(Vietnam Securities Depository)

WAEMU - Benin,	DC/BR	Equity, Corporate Debt, Government Debt
Burkina Faso, Ivory	(Le Depositaire Central / Banque de
Coast, Guinea-Bissau,	Reglement)
Mali, Niger, Senegal,
Togo

ZAMBIA	CSD	Equity, Government Debt
(LuSE Central Shares Depository Limited)

	BoZ	Government Debt
(Bank of Zambia)

This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein. J.P. Morgan has gathered the information from a source it considers reliable, however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.